EXHIBIT 2




                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER








                                      Among



                       Cortez Oil & Gas, Inc. ("Parent"),


                    Cortez Acquisition Company ("Merger Sub")


                                       And


                    Home-Stake Oil & Gas Company ("Company")









                                 October 3, 2000



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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1

  DEFINITIONS.................................................................2
  1.1      Defined Terms......................................................2
  1.2      References and Titles.............................................10

ARTICLE 2

  THE MERGER.................................................................11
  2.1      The Merger........................................................11
  2.2      Effect of the Merger..............................................11
  2.3      Governing Instruments, Directors and Officers of the
             Surviving Corporation...........................................11
  2.4      Effect on Securities..............................................11
  2.5      Exchange of Certificates/Option Agreements/Severance
             and Bonus Payments..............................................13
  2.6      Closing...........................................................15
  2.7      Effective Time of the Merger......................................15
  2.8      Taking of Necessary Action; Further Action........................15

ARTICLE 3

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................15
  3.1      Organization......................................................15
  3.2      Other Equity Interests............................................16
  3.3      Authority and Enforceability......................................16
  3.4      No Violations.....................................................16
  3.5      Consents and Approvals............................................17
  3.6      SEC Documents.....................................................17
  3.7      Capital Structure.................................................18
  3.8      No Undisclosed Liabilities........................................18
  3.9      Indemnification...................................................19
  3.10     Absence of Certain Changes or Events..............................19
  3.11     Compliance with Laws, Material Agreements and Permits.............21
  3.12     Governmental Regulation ..........................................21
  3.13     Litigation........................................................22
  3.14     No Restrictions...................................................22
  3.15     Audits and Settlements............................................22
  3.16     Taxes.............................................................23
  3.17     Employment Benefit Plans..........................................24
  3.18     Company Material Agreements.......................................26
  3.19     Labor and Employment Matters......................................26
  3.20     Accounts Receivable...............................................27
  3.21     Insurance.........................................................27

  3.22     Intangible Property...............................................28
  3.23     Title to Assets ..................................................28
  3.24     Company Engineering Report........................................28
  3.25     Oil and Gas Operations............................................28
  3.26     Hydrocarbon Sales and Purchase Agreements.........................29
  3.27     Financial and Commodity Hedging...................................30
  3.28     Environmental Matters.............................................30
  3.29     Books and Records.................................................32
  3.30     Brokers...........................................................32
  3.31     Powers of Attorney; Authorized Signatories........................32
  3.32     Vote Required.....................................................32
  3.33     Fairness Opinion..................................................33
  3.34     Disclosure and Investigation......................................33
  3.35     Real Property.....................................................33
  3.36     Expiring Acreage..................................................33
  3.37     Other Fees........................................................33
  3.38     Key Employee Incentive Bonus Plan.................................33

ARTICLE 4

  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................33
  4.1      Organization......................................................33
  4.2      Authority and Enforceability......................................34
  4.3      No Violations.....................................................34
  4.4      Consents and Approvals............................................34
  4.5      Interim Operations of Merger Sub..................................35
  4.6      Financing.........................................................35
  4.7      Brokers...........................................................35
  4.8      Disclosure and Investigation......................................35

ARTICLE 5

  COVENANTS..................................................................36
  5.1      Conduct of Business by the Company Pending Closing................36
  5.2      Access to Assets, Personnel and Information.......................38
  5.3      No Solicitation...................................................40
  5.4      Third-Party Standstill Agreements ................................40
  5.5      Shareholders Meeting..............................................41
  5.6      Proxy Statement...................................................41
  5.7      Additional Arrangements...........................................42
  5.8      Public Announcements..............................................42
  5.9      Notification of Certain Matters...................................42
  5.10     Payment of Expenses...............................................43
  5.11     Indemnification and Insurance.....................................43
  5.12     Shareholder Litigation............................................45

  5.13     Opinion of Financial Advisor......................................45
  5.14     Resignations of Officers and Directors of the Company.............45
  5.15     Other Agreements..................................................45
  5.16     Option Surrender Agreements.......................................45
  5.17     Financing.........................................................45
  5.18     Separation Agreements.............................................46
  5.19     Retirement Agreement..............................................46
  5.20     Deferred Compensation Agreements..................................46

ARTICLE 6

  CONDITIONS.................................................................46
  6.1      Conditions to Each Party's Obligation to Effect the Merger........46
  6.2      Conditions to Obligations of Parent and Merger Sub. ..............47
  6.3      Conditions to Obligation of the Company...........................48

ARTICLE 7

  TERMINATION................................................................48
  7.1      Termination Rights................................................48
  7.2      Effect of Termination.............................................49
  7.3      Fees and Expenses.................................................50

ARTICLE 8

  MISCELLANEOUS..............................................................50
  8.1      Nonsurvival of Representations and Warranties. ...................50
  8.2      Amendment. .......................................................50
  8.3      Notices...........................................................50
  8.4      Counterparts. ....................................................51
  8.5      Severability......................................................52
  8.6      Entire Agreement; No Third Party Beneficiaries....................52
  8.7      Applicable Law. ..................................................52
  8.8      No Remedy in Certain Circumstances. ..............................52
  8.9      Assignment........................................................52
  8.10     Waivers...........................................................52
  8.11     Confidentiality Agreement.........................................53
  8.12     No Recourse Against Others........................................53
  8.13     Incorporation.....................................................53
  8.14     Specific Performance..............................................53
  8.15     Section 1090.3....................................................53

EXHIBIT A -- Form of Stock Voting Agreement
EXHIBIT B-1 -- Form of Separation Agreement for Robert C. Simpson
EXHIBIT B-2 -- Form of Separation  Agreement for Chris K. Corcoran
EXHIBIT C -- Form of Rights Agreement  Amendment
EXHIBIT D  --  Supplemental   Summary  Pages  of  Company Engineering Report*
EXHIBIT E -- Company Hedging Program*


SCHEDULES
         Parent Disclosure Schedule*
         Company Disclosure Schedule*

* Omitted. The Registrant agrees to furnish supplementally a copy of any such omitted schedules or exhibits to the Securities and Exchange Commission upon its request.

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 3rd day of October, 2000, by and among Cortez Oil & Gas, Inc., a Delaware corporation ("Parent"); Cortez Acquisition Company, an Oklahoma corporation ("Merger Sub"); and Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company").


                                    RECITALS

     A. Parent and the Company desire to effect a merger of Merger Sub with and into the Company (the "Merger").

     B. The board of directors of the Company has determined it advisable and in the best interests of the Company's shareholders to consummate the Merger, upon the terms and subject to the conditions set forth herein.

     C. The boards of directors of Parent and Merger Sub have determined it advisable and in the best interests of Parent's and Merger Sub's shareholders, respectively, to consummate the Merger, upon the terms and subject to the conditions set forth herein.

     D. As a condition and an inducement to Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain officers and directors of the Company, who own an aggregate of approximately 21.1% of the outstanding shares of Company Common Stock, are entering into separate Stock Voting Agreements (the "Stock Voting Agreements") with Parent in the form of Exhibit A.

     E. As a condition and an inducement to Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, each of Robert C. Simpson and Chris K. Corcoran of the Company are entering into separate Separation Agreements (the "Separation Agreements") with the Company in the form of Exhibit B-1 and Exhibit B-2, respectively.

     F. As a condition and an inducement to Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Company is entering into an amendment (the "Rights Agreement Amendment") to the Rights Agreement, dated as of January 3, 2000, by and between the Company and UMB Bank, N.A., as rights agent (the "Rights Agreement"), with Parent in the form of Exhibit C.

     G. Parent, Merger Sub and the Company (the "Parties") desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, for and in consideration of the Recitals and the mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Section referred to below:

     "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise.

     "Agreement"   means  this  Agreement  and  Plan  of  Merger,   as  amended,
supplemented and/or modified from time to time.

     "Acquisition Proposal" has the meaning specified in Section 5.3(b).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any successor federal and state statutes and any regulations promulgated thereunder, and any foreign statutes and regulations modeled thereon.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

     "Certificate of Merger" means the certificate of merger, prepared and executed in accordance with the applicable provisions of the OGCA, filed with the Secretary of State of the State of Oklahoma to effect the Merger.

     "Claim" has the meaning specified in Section 5.11(b).

     "Closing" means the closing of the Merger and the consummation of the other transactions contemplated by this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the introductory paragraph hereof.

    "Company Bank Credit Agreement" means the Special Loan Agreement, dated November 8, 1999, between the Company, as borrower, and Bank of Oklahoma, N.A., as lender (as amended and supplemented).

     "Company Benefit Program or Agreement" has the meaning specified in Section 3.17(a).

     "Company Certificate" means a certificate representing shares of the Company Common Stock.

     "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company  Disclosure   Schedule"  means  the  Company  Disclosure  Schedule
attached hereto and any documents listed on such Company Disclosure Schedule and expressly incorporated therein by reference.

     "Company Employee Benefit Plans" has the meaning specified in Section 3.17(a).

     "Company Engineering Report" means the reserve report effective as of January 1, 2000, covering the Ownership Interests and prepared by the Company as set forth originally in the data books provided to Parent via Stephens Inc. on or about May 8, 2000, and as updated in the supplemental data books provided to Parent on or about July 14, 2000, a copy of the most recent summary pages of which is attached hereto as Exhibit D.

     "Company ERISA Affiliate" has the meaning specified in Section 3.17(a).

     "Company Financial Statements" has the meaning specified in Section 3.6.

     "Company Material Agreement(s)" means (a) the Company Bank Credit Agreement and any other agreement with respect to indebtedness of the Company; (b) any agreement or contract, written or oral, between the Company and any Affiliate thereof; (c) any hedging agreement to which the Company is a party or by which any of its assets is bound; (d) any agreement, contract, commitment or understanding, written or oral, granting any Person registration, purchase or sale rights with respect to any security of the Company; (e) any agreement, contract, commitment or understanding, written or oral, granting any Person a right of indemnification and/or contribution by the Company; (f) any voting or other agreement relating to any security of the Company; (g) any employment, severance, retention, termination or consulting agreement between the Company and any other Person; (h) any office leases to which the Company is a party; (i) any operating bonds and letters of credit with respect to which the Company is liable or contingently liable; (j) any agreements with investment bankers or financial advisors to which the Company is a party; (k) any indemnification agreements between the Company and its employees, officers or directors; (l) any insurance policy, binder, or other agreement to which the Company is a party;
(m) any guaranties pursuant to which the Company is obligated; or (n) any agreement that would be required by Item 601 of Regulation S-B to be filed with the SEC as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

     "Company Meeting" means the meeting of the shareholders of the Company called for the purpose of voting on the Company Proposal or any adjournment thereof.

     "Company Option" means an option (issued and outstanding immediately prior to the Effective Time) to acquire shares of Company Common Stock granted pursuant to the Company's 1997 Incentive Stock Plan, as amended.

     "Company Permits" has the meaning specified in Section 3.11.

     "Company Plan" has the meaning specified in Section 3.17(a).

     "Company Preferred Stock" means the preferred stock, par value $1.00 per share, of the Company.

     "Company Proposal" means the proposal to approve this Agreement and the Merger, which proposal is to be presented to the shareholders of the Company in the Proxy Statement.

     "Company Representative" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of the Company.

     "Company SEC Documents" has the meaning specified in Section 3.6.

     "Company Stock Equivalents" means all rights, warrants, options (including the Company Options), convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, shares of Company Common Stock at the time of issuance or upon the passage of time or occurrence of some future event.

     "Confidentiality Agreement" means the letter agreement dated April 27, 2000, between the Company and Parent relating to the Company's furnishing of information to Parent in connection with Parent's evaluation of the possibility of the Merger.

     "Debt Commitments" has the meaning specified in Section 4.6.

     "Defensible Title" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice, and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens and other defects.

     "Disclosure Schedule" means, as applicable, the Company Disclosure Schedule or the Parent Disclosure Schedule.

     "Dissenting Shareholder" means a holder of Company Common Stock who has validly perfected appraisal rights under Section 1091 of the OGCA.

     "Effective Time" has the meaning specified in Section 2.7.

     "Environmental Law" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date hereof, at the Closing Date, or at a previous time applicable to the operations of the Company: (a) relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) relating to the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation or shipment of Hazardous Materials; (c) relating to occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal, operation or reclamation of oil and gas operations or mines, reclamation or remediation activities, or protection of environmentally sensitive areas.

     "Equity Commitments" has the meaning specified in Section 4.6.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" has the meaning specified in Section 2.5(a).

     "Exchange Fund" has the meaning specified in Section 2.5(a).

     "Financing" has the meaning specified in Section 4.6.

     "Financing Commitments" has the meaning specified in Section 4.6.

     "Financing Termination Notice" has the meaning specified in Section 5.17.

     "GAAP" means generally accepted accounting principles, as recognized by the
U.S.  Financial   Accounting   Standards  Board  (or  any  generally  recognized
successor).

     "Governmental Action" means any authorization, application, approval, consent, exemption, filing, license, notice, registration, permit or other requirement of, to or with any Governmental Authority.

     "Governmental Authority" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or the Parent Companies or any of their respective properties or assets.

     "Hazardous Material" means: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended, and any successor federal and state statutes and any regulations promulgated thereunder, and any foreign statutes and regulations modeled thereon; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; or (g) petroleum, petroleum hydrocarbons or any fraction or byproducts thereof.

     "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

     "Hydrocarbon Agreement" means any of the Hydrocarbon Sales Agreements and Hydrocarbon Purchase Agreements.

     "Hydrocarbon Purchase Agreement" means any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which the Company is a buyer of Hydrocarbons for resale (other than purchase agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days' notice or less, which provide for a price not greater than the market value price that would be paid pursuant to an arm's-length contract for the same term with an unaffiliated third-party seller, and which do not obligate the purchaser to take any specified quantity of Hydrocarbons or to pay for any deficiencies in quantities of Hydrocarbons not taken).

     "Hydrocarbon Sales Agreement" means any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which the Company is a seller of Hydrocarbons (other than "spot" sales agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days' notice or less, and which provide for a price not less than the market value price that would be received pursuant to an arm's-length contract for the same term with an unaffiliated third party purchaser).

     "Indemnified Parties" has the meaning specified in Section 5.11(b).

     "Lien" means any lien, mortgage, security interest, pledge, deposit, production payment, restriction, burden, encumbrance, right of purchase, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

     "Material Adverse Effect" means: (a) when used with respect to the Company, a result or consequence that (i) would reasonably be expected to materially adversely affect the condition (financial or otherwise), prospects, results of operations or business of the Company or the aggregate value of its assets, (ii) would reasonably be expected to materially impair the ability of the Company to own, hold, develop and operate its assets, or (iii) would reasonably be expected to impair the Company's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Parent, a result or consequence that (i) would reasonably be expected to materially adversely affect the condition (financial or otherwise), prospects, results of operations or business of the Parent Companies (taken as a whole) or the aggregate value of their assets, (ii) would reasonably be expected to materially impair the ability of the Parent Companies (taken as a whole) to own, hold, develop and operate their assets, or (iii) would reasonably be expected to impair Parent's or Merger Sub's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby; provided, however, that if the Company's representations contained in Section 3.27 are true and correct in all respects, then "Material Adverse Effect" shall not include results or consequences from changes or trends, including changes or trends in commodity prices, generally prevalent in or affecting the oil and gas industry.

     "Material   Representations"   means  the  representations  and  warranties
contained in Sections 3.8 (the last sentence therein), 3.17(g), 3.27, 3.30, 3.33, 3.37 and 3.38 of this Agreement.

     "Merger" has the meaning specified in the Recitals to this Agreement.

     "Merger Consideration" means the per share cash consideration to be issued in connection with the Merger.

     "Merger Sub" has the meaning specified in the introductory paragraph of this Agreement.

     "Merger Sub Common Stock" means the common stock, par value $.01 per share, of Merger Sub.

     "NASDAQ" means the Nasdaq Small Cap Market.

     "OGCA" means the Oklahoma General Corporation Act, as amended.

     "Oil and Gas Interest(s)" means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

     "Option Surrender Agreement" has the meaning specified in Section 2.5(f).

     "Ownership Interests" means the ownership interests of the Company in the Oil and Gas Interests of the Company, as set forth in the Company Engineering Report.

     "Parent" has the meaning specified in the introductory paragraph of this Agreement.

     "Parent Affiliate" has the meaning specified in Section 8.12.

     "Parent Companies" means Parent and Merger Sub.

     "Parent Disclosure Schedule" means the Parent Disclosure Schedule attached hereto and any documents listed on such Parent Disclosure Schedule and expressly incorporated therein by reference.

     "Parent Representative" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of any of the Parent Companies and any potential provider of debt or equity financing to any of the Parent Companies.

     "Parties" has the meaning specified in the Recitals to this Agreement.

     "Permitted Encumbrances" means: (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if the Company shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the applicable Disclosure Schedule; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if the Company shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the applicable Disclosure Schedule, to the extent that such are in existence as of the date hereof; (c) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than ERISA) which would not and will not, individually or in the aggregate, result in a Material Adverse Effect on the Company; (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature which would not and will not, individually or in the aggregate, result in a Material Adverse Effect on the Company; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of the Company, or interfering with the ordinary conduct of the business of the Company, or rights to any of its assets; (f) Liens arising pursuant to Section 9.319 of the Texas Business and Commerce Code and all other similar Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas,
(g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to closing; (h) farm-out, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, Hydrocarbon properties entered into in the ordinary course of business and not in violation of Section 5.1, provided the effect thereof of any of such agreements in existence as of the date hereof on the working and net revenue interest of the Company, has been properly reflected in its Ownership Interests; (i) any defects, irregularities or deficiencies in title to easements, rights-of-way or other surface use agreements that do not materially adversely affect the value of any asset of the Company by an amount in excess of $100,000; (j) Liens arising under or created pursuant to the Company Bank Credit Agreement; and (k) Liens described in
Section 3.16(c) of the Company Disclosure Schedule.

     "Person" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

     "Proxy Statement" means a proxy statement in definitive form relating to the Company Meeting and the Company Proposal.

     "Reserve Data Value" means the 10% discounted present value (before tax) of the proved reserves contained in the Company's Oil and Gas Interests as shown on the Company Engineering Report.

     "Responsible Officer" means, with respect to any corporation, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any Vice President or other member of executive management of such corporation.

     "Rights Agreement" has the meaning specified in the Recitals to this Agreement.

     "Rights Agreement Amendment" has the meaning specified in the Recitals to this Agreement.

     "Seal Agreement" has the meaning specified in Section 5.19.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Separation Agreements" has the meaning specified in the Recitals to this Agreement.

     "Stock Action" has the meaning specified in Section 2.4(b)(ii).

     "Stock Voting Agreements" has the meaning specified in the Recitals to this Agreement.

     "Strother Agreements" has the meaning specified in Section 5.20.

     "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such Person is a general partner or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.

     "Surviving Corporation" has the meaning specified in Section 2.2.

     "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes and other governmental taxes imposed or payable to the United States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax, including penalties for the failure to file any Tax Return or report.

     "Third-Party Consent" means the consent or approval of any Person other than any Governmental Authority.

     "Transaction Documents" has the meaning specified in Section 3.3.

     1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this  Agreement,  and shall be  disregarded  in construing  the language hereof. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge" of the representing Party shall mean that

Responsible Officers of such Party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.


                                    ARTICLE 2

                                   THE MERGER

     2.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of this Agreement.

     2.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Oklahoma. The Merger shall have the effects specified in this Agreement and the OGCA.

     2.3  Governing  Instruments,   Directors  and  Officers  of  the  Surviving
Corporation.

          (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

          (b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

          (c) The directors and officers of Merger Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law.

     2.4 Effect on Securities.

          (a) Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue as one share of common stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation.

          (b) Company Securities.

               (i) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of the Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by Dissenting Shareholders, by the Company as treasury shares or by Parent or Merger Sub) shall be converted into the right to receive $11.00 per share. Each share of the Company Common Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any Company Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in exchange therefor, upon the surrender of such Company Certificate. All shares of Company Common Stock held by the Company as treasury shares or by Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist as of the Effective Time and no consideration shall be delivered or deliverable in exchange therefor.

               (ii) Recapitalization. If between the date of this Agreement and the Effective Time, the Company shall split, combine or otherwise reclassify the Company Common Stock, or pay a stock dividend or other stock distribution in Company Common Stock, or otherwise change the Company Common Stock into other securities, or make any other such stock dividend or distribution in capital stock of the Company in respect of the Company Common Stock (collectively a "Stock Action"), the per share Merger Consideration shall be correspondingly adjusted to reflect such Stock Action.

               (iii) Company Stock Options. Prior to the Effective Time, the Company shall take such action as may be necessary for all Company
          Options to be exercisable in full as of immediately prior to the Effective Time. At the Effective Time, Parent will cause the Surviving Corporation to acquire each outstanding Company Option pursuant to the provisions of Section 10 of the Company's 1997 Incentive Stock Plan, as amended, such that, at the Effective Time, all Company Options held by each particular holder shall be canceled and such holder shall be entitled to receive from the Surviving Corporation, in respect of each share of Company Common Stock otherwise issuable upon exercise of each Company Option, cash (subject to all applicable withholding taxes) in an amount equal to the difference of (i) the per share Merger Consideration, and (ii) the per share exercise price of such Company Option. From and after the Effective Time, each Company Option shall only represent the right to receive the cash payment provided in this
          Section 2.4(b)(iii).

               (iv) Shares of Dissenting Shareholders. Any issued and outstanding shares of Company Common Stock held by a Dissenting Shareholder shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the OGCA; provided, however, shares of Company Common Stock outstanding at the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, withdraw his, her or its demand for appraisal or lose his, her or its right of appraisal as provided in the OGCA, shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, in accordance with the procedures specified in this
          Article 2. Prior to the Effective  Time, the Company shall give Parent
          (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the OGCA relating to appraisal rights received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the OGCA. Prior to the Effective Time, the

          Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

               (v) Other. Except as provided in this Section 2.4 or as otherwise agreed to by the Parties (A) the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall become null and void at the Effective Time, and (B) the Company shall use all reasonable best efforts to ensure that, following the Effective Time, no holder of Company Stock Equivalents or rights or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of the Company, Merger Sub, Parent or any direct or indirect subsidiary thereof.

          2.5 Exchange of Certificates/Option Agreements/Severance and Bonus Payments.

               (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as Exchange Agent hereunder (the "Exchange Agent"). At the Effective Time, Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, cash in the aggregate amount necessary to promptly make all cash payments due under Section 2.4 in exchange for outstanding shares of Company Common Stock. The cash delivered to the Exchange Agent pursuant to this Section 2.5 and comprising the Merger Consideration shall be hereinafter referred to as the "Exchange Fund." The Exchange Fund shall not be used for any other purpose; provided, the Exchange Agent shall invest any cash included in the Exchange Fund in one or more bank accounts or in high-quality, short-term investments, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent.

               (b) Letters of Transmittal. As soon as practicable after the Effective Time, but in no event more than three business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of Company Certificates (i) a customary form of letter of transmittal, reasonably acceptable to the Company, specifying that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent, and (ii) instructions for use in surrendering such Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to promptly receive in exchange therefor payment by check of an amount equal to the product of the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by the surrendered Company Certificate, after giving effect to any required tax withholding, and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5(b), each Company Certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. In no event shall the holder of any such surrendered Company Certificate be entitled to receive interest on any cash to be received in the Merger.

               (c) Lost Certificate. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will promptly issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration.

               (d) No Transfer. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's stock transfer books of the shares of the Company Common Stock that were outstanding immediately prior to the Effective Time.

               (e) Termination of Exchange Fund. Any portion of the Exchange Fund held by the Exchange Agent in accordance with the terms of this
          Section 2.5 that remains unclaimed by the former shareholders of the Company for a period of one year following the Effective Time shall be delivered to Parent, upon demand. Thereafter, any former shareholders of the Company who have not theretofore complied with the provisions of this Section 2.5 shall look only to Parent for payment of their claim for Merger Consideration (all without interest).

               (f) Option Surrender Agreements. Within 20 days after the date of this Agreement, the Company shall distribute an option surrender agreement (an "Option Surrender Agreement"), in the form delivered to the Company immediately prior to execution of this Agreement, to each holder of a Company Option. After the Effective Time, Parent shall cause the Surviving Corporation to pay the amount of cash due to each holder of a Company Option under Section 2.4(b)(iii), with such payment being made (i) on the Closing Date as to each particular holder of Company Options who has delivered to the Company an executed Option Surrender Agreement at least five business days prior to the Closing Date or (ii) if clause (i) above is not applicable, within three business days after the date that each particular holder of Company Options has delivered to the Company an executed Option Surrender Agreement.

               (g) Severance and Bonus Payments. At the Effective Time, Parent shall pay (subject to all applicable withholding taxes and in accordance with and to the extent then due and payable under the terms of the Separation Agreements and the Company's Amended and Restated Change in Control Severance Pay Plan, as such may be applicable) all severance, bonus and other amounts set forth in Section 3.17(g) of the Company Disclosure Schedule.

               (h) No Liability. None of Parent, the Surviving Corporation, the Exchange Agent, or any other Person shall be liable to any former holder of shares of Company Common Stock or Company Options for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed by former holders of shares of Company Common Stock or Company Options after a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns, or personal representative previously entitled thereto.

          2.6 Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, at 10:00 a.m., local time, on the first business day after the conditions set forth in Article 6 have been satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree; provided, however, that the Closing shall occur no earlier than December 1, 2000; provided further, however, that if the Company breaches its representation in Section 3.27 hereof, then the Closing shall occur on the first business day after the conditions set forth in Article 6 have been satisfied or waived.

          2.7 Effective Time of the Merger. The Merger shall become effective immediately when the Certificate of Merger is accepted for filing by the Secretary of State of the State of Oklahoma or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The Certificate of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Certificate of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an Effective Time that occurs on the Closing Date immediately after the Closing.

          2.8 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the OGCA as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both Merger Sub and the Company, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows (such representations and warranties being deemed to be made on a continuous basis until the Effective Time):

     3.1 Organization. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or formation; (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and (c) is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company). Accurate and complete copies of the certificate or articles of incorporation, bylaws, minute books and/or other organizational documents of the Company have heretofore been delivered, or in the case of minute books, been made available, to Parent. The Company has no Subsidiaries.

   3.2 Other Equity Interests. The Company does not own any equity interest in any general or limited partnership, corporation, limited liability company or other entity other than as set forth in Section 3.2 of the Company Disclosure Schedule (other than joint venture, joint operating, other ownership arrangements and tax partnerships entered into in the ordinary course of business that, individually or in the aggregate, are not material to the operations or business of the Company). The Company has terminated and dissolved H-S Royalty, Ltd., of which it served as general partner, in accordance with the terms of the partnership agreement of H-S Royalty, Ltd. and applicable law.

     3.3 Authority and Enforceability. The Company has the requisite corporate power and authority to enter into and deliver this Agreement and the other agreements and documents entered into by the Company in connection with this Agreement, including without limitation the Stock Voting Agreements, the Separation Agreements and the Rights Agreement Amendment (collectively with this Agreement, the "Transaction Documents") and (with respect to consummation of the transactions included in the Company Proposal, subject to the valid approval of the Company Proposal by the shareholders of the Company) to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and (with respect to consummation of the transactions included in the Company Proposal, subject to the valid approval of the Company Proposal by the shareholders of the Company) the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution or delivery of the Transaction Documents or (with respect to consummation of the transactions included in the Company Proposal, subject to the valid approval of the Company Proposal by the shareholders of Company) to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly and validly executed and delivered by the Company and (with respect to consummation of the transactions included in the Company Proposal, subject to the valid approval of the Company Proposal by the shareholders of Company, and assuming that the Transaction Documents constitute valid and binding obligations of Parent, Merger Sub and the other Persons party to the Transaction Documents (other than the Company)) constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

     3.4 No Violations. The execution and delivery of each Transaction Document does not, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof or thereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of the Company under, any provision of: (a) the certificate of incorporation, bylaws or any other organizational documents of the Company; (b) any Company Material Agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to the Company; or (c) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 3.5 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the provisions of Article Eleven of the Company's Restated and Amended Certificate of Incorporation nor Sections 1145 through 1155 of the OGCA are applicable to the transactions contemplated by the Transaction Documents.

     3.5 Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma pursuant to the provisions of the OGCA; (c) the filing with the SEC of the Proxy Statement (in preliminary and definitive form) and such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with the Transaction Documents and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be so required; (d) such filings as may be required by NASDAQ; and (e) such filings and approvals as may be required by any applicable state takeover laws or Environmental Laws. No Third-Party Consent is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (x) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company and (y) the valid approval of the Company Proposal by the shareholders of the Company.

     3.6 SEC Documents. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement, and definitive proxy statement filed by the Company with the SEC since December 31, 1996 and prior to or on the date of this Agreement (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC between December 31, 1996 and the date of this Agreement. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company for the periods presented therein. Section 3.6 of the Company Disclosure

Schedule describes all agreements, arrangements, or understandings between the Company and any party who is (any time after December 31, 1996) an Affiliate of the Company that are required to be disclosed in the Company SEC Documents.

     3.7 Capital Structure.

          (a) The authorized capital stock of the Company consists of 12,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock.

          (b) As of the date hereof, (i) there are issued and outstanding 4,353,827 shares of Company Common Stock and (ii) 243,536 shares of Company Common Stock are held by the Company as treasury stock. As of the date hereof, 371,736 shares of Company Common Stock are issuable upon exercise of outstanding Company Options (whether or not currently exercisable). As of the date hereof, there are no shares of Company Preferred Stock issued and outstanding. As of the date hereof, 4,353,827 rights are issued and outstanding under the Rights Agreement.

          (c) Except as set forth in Section 3.7(b), there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company, and (iii) no Company Stock Equivalents or other options issued or outstanding or any other subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of the Company (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company) or obligating the Company to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

          (d) Other than the Stock Voting Agreements, there are not any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company that will limit in any way the solicitation of proxies by or on behalf of the Company, or the casting of votes by the shareholders of the Company with respect to the Merger. Other than the Stock Voting Agreements, there are no agreements or understandings to which the Company is a party or by which it is bound relating to registration rights or transfer of securities of the Company. The exercise price or conversion price of each of the outstanding Company Options, the holder thereof and when each Company Option became or will become exercisable is set forth in Section 3.7(b) of the Company Disclosure Schedule.

     3.8 No Undisclosed Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would, individually or in the aggregate, have a Material Adverse Effect on the Company, other than (a) liabilities adequately provided for in the Company Financial Statements, (b) liabilities incurred in the ordinary course of business subsequent to December 31, 1999, (c) liabilities under this Agreement, and (d) liabilities set forth in Section 3.8 of the Company Disclosure Schedule. As of the date hereof, the Company has no indebtedness for borrowed money.

     3.9 Indemnification. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company does not have any presently effective indemnification obligation (whether or not a claim has been asserted thereunder) to any Person other than its present or former directors, officers, employees or agents as provided in the organizational documents of the Company, as permitted by the OGCA, and pursuant to indemnification agreements with any of the Company's employees, officers and directors.

     3.10 Absence of Certain Changes or Events. Except as otherwise set forth in
Section 3.10 of the Company Disclosure Schedule or as specifically contemplated by the Transaction Documents, since December 31, 1999, the Company has not done any of the  following:  (a)......Discharged  or  satisfied  any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

          (b) Paid, declared or set aside any dividends or distributions (whether payable in cash, property or securities), purchased, cancelled, redeemed, acquired or retired any indebtedness, stock or other securities from its shareholders or other securityholders, made any loans, advances or capital contributions or guaranteed any loans or advances to, or investments in, any Person (other than loans, advances or guaranties made in the ordinary course of business and consistent with past practices), or otherwise incurred or suffered to exist any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

          (c) Except for Permitted Encumbrances, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

          (d) Canceled, waived or released any rights or claims against, or indebtedness owed by, third parties;

          (e) Amended its certificate or articles of incorporation, bylaws or other organizational documents;

          (f) Made or permitted any amendment, supplement, modification or termination of, or any acceleration under, any Company Material Agreement;

          (g) Sold, leased, transferred, assigned, farmed out or otherwise disposed of or mortgaged, pledged or otherwise encumbered (i) any Oil and Gas Interests of the Company that, individually or in the aggregate, were assigned a value in the Reserve Data Value of $25,000 or more, (ii) any mineral interests or undeveloped leasehold interests or any other Oil and Gas Interests not reflected in the Company Engineering Report, or (iii) any other assets that, individually or in the aggregate, had a value at the time of such lease, transfer, assignment or disposition of $25,000 or more (and, in each case where a sale, lease, transfer, assignment or other disposition was made, it was made for fair consideration in the ordinary course of business); provided, however, that this Section 3.10(g) shall not apply to the sale of Hydrocarbons in the ordinary course of business and the execution of oil and gas leases with respect to mineral interests in the ordinary course of business;

          (h) Made any investment in or contribution, payment, advance or loan to any Person (other than investments, contributions, payments or advances, or commitments with respect thereto, less than $10,000 in the aggregate, made in the ordinary course of business and consistent with past practices);

          (i) Paid, loaned or advanced (other than the payment, advancement or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transaction with, any of its Affiliates;

          (j) Made any material change in any of the accounting principles followed by it or the method of applying such principles;

          (k) Entered into any material transaction (other than the Transaction Documents) except in the ordinary course of business and consistent with past practices;

          (l) Increased benefits or benefit plan costs or changed bonus, insurance, pension, severance, compensation or any other benefit plan or arrangement or granted or entered into any agreement providing for any severance, termination or retention plan or agreement or any bonus or increase in wages, salary or other compensation or made any other change in employment terms to any officer, director or employee of the Company;

          (m) Issued any note or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate (other than pursuant to the Company Bank Credit Agreement);

          (n) Delayed or postponed the payment of accounts payable or other liabilities (except in the ordinary course of business);

          (o) Canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $100,000;

          (p) Issued, sold, or otherwise disposed of any of its capital stock or other equity interest or granted any option, warrant, or other right to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or other equity interest;

          (q) Made any loan to, or entered into any other transaction with, any of its directors, officers or employees;

          (r)  Made  or  pledged  to  make  any   charitable  or  other  capital
     contribution;

          (s) Made or committed to make any single (or series of related) capital expenditure in excess of $100,000;

          (t) Made any change in any material Tax election or the manner Taxes are reported;

          (u) Entered into any swap, hedging or similar arrangement which remains open;

          (v) Accelerated the vesting period of any outstanding option or warrant;

          (w) Otherwise been involved in any other material occurrence, event, incident, action, failure to act, or transaction involving the Company (except in the ordinary course of business);

          (x) Agreed, whether in writing or otherwise, to do any of the foregoing;

          (y) Suffered any material damage, destruction, or loss, whether or not covered by insurance, affecting its assets or prospects;

          (z) Suffered any material labor trouble or any material controversies with any of its employees or collective bargaining association representing any of its employees;

          (aa) Taken any of the actions referred to in Sections 5.1(a)(ii), 5.1(b)(ix), 5.1(c)(v) and 5.1(e) except as would have been permitted or required thereby had such Sections been applicable at the time of such action; or

          (bb) Suffered any Material Adverse Effect.

     3.11 Compliance with Laws, Material Agreements and Permits. The Company is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (a) its certificate or articles of incorporation, bylaws or other organizational documents, (b) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (c) any Company Material Agreement, except (in the case of clause
(b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets ("Company Permits"), except for Company Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. None of the Company Permits will be adversely affected by the consummation of the transactions contemplated under any of the Transaction Documents or requires any filing or consent in connection therewith. The Company is in compliance with the terms of its Company Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Authority with respect to the Company is pending or, to the knowledge of the Company, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the knowledge of the Company, no other party to any Company Material Agreement is in material breach of the terms, provisions or conditions of such Company Material Agreement.

     3.12 Governmental Regulation. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the

Interstate Commerce Act, the Investment Company Act of 1940 or any state public utilities laws.

     3.13 Litigation. Except as set forth in Section 3.13 of the Company Disclosure Schedule: (a) no litigation, arbitration, investigation or other proceeding of any Governmental Authority is pending or, to the knowledge of the Company, threatened against the Company or its assets which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) the Company is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders); and (c) the Company is not subject to any settlement agreement, conciliation agreement, letter of commitment, deficiency letter or consent decree with any present or former employee of the Company or applicant for employment with the Company, labor union or other employee representative, or any Governmental Authority relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies, and no Governmental Authority has issued a judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of the Company which has any present material effect (or could have any future material effect) on the Company or the employment and labor practices and policies of the Company. There is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by the Company in connection with the transactions contemplated hereby. Section 3.13 of the Company Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company as of the date hereof.

     3.14 No Restrictions. Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company is not a party to: (a) any agreement, indenture or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital; (b) any financial arrangement with respect to or creating any indebtedness to any Person; (c) any agreement, contract or commitment relating to the making of any advance to, or investment in, any Person (other than advances in the ordinary course of business); (d) any guaranty or other contingent liability with respect to any indebtedness or obligation of any Person (other than (i) guaranties pursuant to the Company Bank Credit Agreement, (ii) guaranties undertaken in the ordinary course of business, and (iii) the endorsement of negotiable instruments for collection in the ordinary course of business); (e) any management, service, consulting, or other contract of a similar nature that cannot be terminated by the Company, upon written notice of 30 days or less and without penalty or other obligation; or (f) any agreement, contract or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

     3.15 Audits and Settlements. Except as set forth in Section 3.15 of the Company Disclosure Schedule, the Company is not a party or subject to any (a) unresolved or incomplete Tax audit or settlement or (b) other audit conducted by any other Person pursuant to a contractual or legal right.

     3.16 Taxes.

          (a) The Company and any affiliated, combined or unitary group of which the Company is or was a member has: (i) timely filed all Tax Returns required to be filed by it with respect to any Taxes, which Tax Returns are true, correct and complete in all material respects; (ii) timely paid all Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established) for which the Company may be liable; (iii) complied with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes; and (iv) timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

          (b) Except as set forth in Section  3.16(b) of the Company  Disclosure
     Schedule: (i) no audits or other administrative or court proceedings are presently pending or, to the knowledge of the Company, threatened, with regard to any federal, state or local Taxes for which the Company would be liable; and (ii) there are no pending requests for rulings from any taxing authority, no outstanding subpoenas or requests for information by any taxing authority with respect to any Taxes, no proposed reassessments by any taxing authority of any property owned or leased, and no agreements in effect to extend the time to file any Tax Return or the period of limitations for the assessment or collection of any Taxes for which the Company would be liable.

          (c) Except as set forth in Section  3.16(c) of the Company  Disclosure
     Schedule: (i) there are no Liens on any of the assets of the Company for unpaid Taxes, other than inchoate Liens for Taxes not yet due and payable;
     (ii) the Company has no liability under Treasury Regulation ss.1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group; (iii) the Company has never been included in an affiliated group of corporations within the meaning of
     Section 1504 of the Code; and (iv) the Company neither is nor has been a party to any Tax sharing or allocation agreement between related corporations.

          (d) The total amounts reflected as liabilities for current and deferred Taxes in the Company Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company up to and through the periods ending on the dates thereof.

          (e) The Company has made available to Parent complete copies of all Tax Returns filed by the Company with respect to any Taxes and all Tax audit reports, work papers, statements of deficiencies, and closing or other agreements with respect thereto with respect to Tax years 1997, 1998 and 1999.

          (f) Except as set forth in Section  3.16(f) of the Company  Disclosure
     Schedule: (i) the Company is not required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of
     Section 168 of the Code; (ii) the Company has not entered into any compensatory agreement which under certain circumstances could result in a limited deductible expense or a nondeductible expense pursuant to Section 280G or Section 162(m) of the Code; (iii) no election has been made under

     Section 338 of the Code and no events have occurred which would result in a deemed election under Section 338 of the Code with respect to the Company;
     (iv) no election has been made under Section 341(f) of the Code with respect to the Company; (v) the Company has not participated in any international boycott as defined in Code Section 999; (vi) there are no outstanding balances of deferred gain or loss accounts with respect to the Company under Treas. Reg. ss.ss. 1.1502-13 or 1.1502-13T; (vii) the Company has not made nor will it make any election under Treas. Reg. ss.1.502-20(g)(1) with respect to the reattribution of net operating losses; (viii) the Company is not subject to any arrangement treated as a partnership subject to the provisions of subchapter K of the Code; and (ix) the Company has never conducted branch operations in any foreign country within the meaning of Treas. Reg. ss.1.367(a)-6T.

          (g) The books and records of the Company contain accurate and complete information with respect to: (i) all material Tax elections in effect with respect to the Company; (ii) the current Tax basis of the assets of the Company; (iii) any excess loss accounts of the Company; (iv) the current and accumulated earnings and profits of the Company; (v) the net operating losses and net capital losses of the Company, the years that such net operating and net capital losses expire, and any restrictions to which such net operating and net capital losses are subject under any provision of the Code or consolidated return regulations; (vi) Tax credit carryovers of the Company; and (vii) any overall foreign losses to the Company under Section 904(f) of the Code.

          (h) No shareholder of the Company that is a foreign corporation or a nonresident alien individual has owned as much as five percent of the outstanding stock of the Company at any time during the five-year period ending on the date hereof.

     3.17 Employee Benefit Plans.

          (a) Section 3.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each of the following (whether oral or in writing) which is or has been sponsored, maintained or contributed to since January 1, 1994, by the Company or any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with the Company would be considered affiliated with the Company or any Company ERISA Affiliate under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA for the benefit of any person who, as of the Closing, is a current or former employee or subcontractor of the Company: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, a "Company Plan"); and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement, severance agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.17(a)(i) (each, a "Company Benefit Program or Agreement") (such Company Plans and Company Benefit Programs or Agreements are sometimes collectively referred to in this Agreement as the "Company Employee Benefit Plans").

          (b) True, correct and complete copies of each of the Company Plans and related trusts, if applicable, including all amendments thereto, have been furnished or made available to Parent. There has also been furnished or made available to Parent, with respect to each Company Plan required to file such report and description, the report on Form 5500 for the past three years, to the extent applicable, and the most recent summary plan description. True, correct and complete copies or descriptions of all Company Benefit Programs or Agreements have also been furnished or made available to Parent.

          (c) Except as otherwise set forth in Section 3.17(c) of the Company Disclosure Schedule: (i) neither the Company nor any Company ERISA Affiliate contributes to or has an obligation to contribute to, nor has at any time since January 1, 1994, contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any other plan subject to Title IV of ERISA; (ii) each of the Company and the Company ERISA Affiliates has performed all obligations, whether arising by operation of law or by contract, including ERISA and the Code, required to be performed by it in connection with the Company Employee Benefit Plans, and, to the knowledge of the Company, there have been no defaults or violations by any other party to the Company Employee Benefit Plans; (iii) all reports, returns, notices, disclosures and other documents relating to the Company Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law, and each Company Employee Benefit Plan has been administered in compliance with its governing written documents; (iv) each of the Company Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status;
     (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, contemplated or threatened against, or with respect to, any of the Company Employee Benefit Plans or their assets; (vi) each trust maintained in connection with each Company Plan, which is qualified under Section 401 of the Code, is tax exempt under Section 501 of the Code; (vii) all contributions required to be made to the Company Employee Benefit Plans have been made timely; (viii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any Company Plan within the meaning of Section 411(d)(3) of the Code; (ix) no act, omission or transaction has occurred which could result in imposition on the Company or any Company ERISA Affiliate of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or
     (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (x) to the knowledge of the Company, there is no matter pending with respect to any of the Company Plans before the IRS, the Department of Labor or the PBGC; (xi) each of the Company Employee Benefit Plans complies, in form and operation, with the applicable provisions of the Code and ERISA; (xii) each Company Employee Benefit Plan may be unilaterally amended or terminated in its entirety without any liability or other obligation; (xiii) the Company and the Company ERISA Affiliates have no liabilities or other obligations, whether actual or contingent, under any Company Employee Benefit Plan for post-employment benefits of any nature (other than COBRA continuation coverage and severance benefits under the Company's Amended and Restated Change in Control Severance Pay Plan); and (xiv) neither the Company nor any of the Company ERISA Affiliates or any present or former director, officer, employee or other agent of the Company or any of the Company ERISA Affiliates has made any written or oral representations or promises to any present or former director, officer, employee or other agent concerning his or her terms, conditions or benefits of employment, including the tenure of any such employment or the conditions under which such employment may be terminated by the Company, any of the Company ERISA Affiliates which will be binding upon or enforceable against Parent or the Surviving Corporation after the Effective Time.

          (d) Except as otherwise set forth in Section 3.17(d) of the Company Disclosure Schedule, no employee is currently on a leave of absence due to sickness or disability and no claim is pending or expected to be made by an employee, former employee or independent contractor for workers' compensation benefits.

          (e) Except as set forth in Section  3.17(e) of the Company  Disclosure
     Schedule: (i) with respect to the Company Employee Benefit Plans, there exists no condition or set of circumstances that would, individually or in the aggregate, have a Material Adverse Effect on the Company, and (ii) with respect to the Company Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company, which obligations would, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due to any employee or group of employees of the Company.

          (g) Except as set forth in Section 3.17(g) of the Company Disclosure Schedule, there will be no payments due to any employee of the Company (i) by virtue of the termination of such employment relationship without cause immediately after the Effective Time or (ii) that become due as a result of the occurrence of the Effective Time, whether severance, bonus, accrued vacation or tax indemnification obligations, excluding accrued salary through the date of such termination. Section 3.17(g) of the Company Disclosure Schedule sets forth the name of each employee of the Company to whom such payments may become due and separately sets forth for each employee the amounts of severance, bonus, accrued vacation, tax indemnification obligation and any other similar payments that may become due to each such employee.

          (h) Except as set forth in Section 3.17(h) of the Company Disclosure Schedule, no employee of the Company or any other Person owns, or has any right granted by the Company to acquire, any interest in any of the assets or business of the Company.

     3.18 Company Material Agreements. Except as set forth in Section 3.18 of the Company Disclosure Schedule, there are no Company Material Agreements.

     3.19 Labor and Employment Matters.

          (a) No employees of the Company are represented by any labor organization. No labor organization or group of employees of the Company has, at any time, made a demand for recognition or certification as the exclusive bargaining representative of any of the employees of the Company, and there are no representation or certification proceedings or petitions seeking such representation or certification proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving employees of the Company.

          (b) The Company is in material compliance with all laws, rules, regulations and orders relating to labor and employment, including without limitation all such laws, rules, regulations and orders relating to wages and other compensation, employee benefits, hours of work, collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers' compensation, plant closing and mass layoff, unemployment, disability, whistleblowing, and the collection and payment of income Tax withholding, Social Security Taxes, Medicare Taxes and similar Taxes, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (c) The Company does not have, and has not had since December 31, 1999, any charges, complaints or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority responsible for regulating labor or employment practices, pending or, to the Company's knowledge, threatened against the Company.

     3.20 Accounts Receivable. Except as set forth in Section 3.20 of the Company Disclosure Schedule: (a) all of the accounts, notes and loans receivable that have been recorded on the books of the Company are bona fide and represent accounts, notes and loans receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within 90 days after the applicable invoice or note maturity date (other than such accounts, notes and loans receivable that, individually or in the aggregate, do not have a book value as of the date hereof in excess of $10,000); (b) except for Permitted Encumbrances, all of such accounts, notes and loans receivable are free and clear of any and all Liens and other adverse claims and charges, and none of such accounts, notes or loans receivable is subject to any offset or claim of offset; and (c) none of the obligors on such accounts, notes or loans receivable has given notice to the Company that it will or may refuse to pay the full amount or any portion thereof.

     3.21  Insurance.  Set forth in Section  3.21(i) of the  Company  Disclosure
Schedule is an accurate listing of the Company's insurance schedule of directors' and officers' liability insurance, primary and excess casualty insurance policies providing coverage for bodily injury and property damage to third parties, including any products liability and completed operations coverage, and workers compensation, in effect as of the date hereof. The Company maintains insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and owning properties in the same general area in which the Company conducts its business. The Company may terminate each of its insurance policies or binders at or after the Closing and will incur no penalties or other material costs in doing so. None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, and the Company has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as set forth in Section 3.21(ii) of the Company

Disclosure Schedule: (a) there are no outstanding claims under any such policies or binders and, to the knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim against or relating to the Company that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to the Company.

     3.22 Intangible Property. There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of the Company, or for the ownership and operation, or continued ownership and operation, of any of its assets, for which the Company does not hold valid and continuing authority in connection with the use thereof.

     3.23 Title to Assets. The Company has Defensible Title to all of its Oil and Gas Interests. Each Oil and Gas Interest included or reflected in the Ownership Interests entitles the Company to receive not less than the undivided interest set forth in (or derived from) the Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Company is not greater than the undivided interest set forth in (or derived from) the Ownership Interests. Except for Permitted Encumbrances, the Company has good, marketable, and defensible title to its assets (other than the Oil and Gas Interests of the Company). All leases pursuant to which the Company leases any assets are in full force and effect, and the Company has not received any notice of default under any such lease.

     3.24 Company Engineering Report. All information supplied to Parent by or on behalf of the Company that was material to Parent's evaluation of the Company's Oil and Gas Interests in connection with the preparation of the Company Engineering Report was (at the time supplied or as modified or amended prior to the issuance of the Company Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1999 and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no material adverse change with respect to the matters addressed in the Company Engineering Report.

     3.25 Oil and Gas Operations. Except as set forth in Section 3.25 of the Company Disclosure Schedule, to the knowledge of the Company, as to wells not operated by the Company, and without qualification as to knowledge, as to wells operated by the Company:

          (a) Except as reflected in Section 3.25 of the Company Disclosure Schedule, as of the respective dates reflected thereon, (i) none of the wells included in the Oil and Gas Interests of the Company has been overproduced such that it is subject or liable to being shut-in or to any overproduction penalty, (ii) the Company has not received any deficiency payment under any gas contract for which any Person has a right to take deficiency gas from the Company, and (iii) the Company has not received any payment for production which is subject to refund or recoupment out of future production;

          (b) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of the Company that could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) All wells included in the Oil and Gas Interests of the Company have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on the Company;

          (d) The Company has neither agreed to nor is it now obligated to abandon any well operated by it and included in the Oil and Gas Interests of the Company that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and good oil and gas industry practices;

          (e) Proceeds from the sale of Hydrocarbons produced from and attributable to the Company's Oil and Gas Interests are being received by the Company in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $20,000 and held in suspense in the ordinary course of business);

          (f) No Person has any call on, option to purchase, or similar rights with respect to the Company's Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, the Company will have the right to market production from the Company's Oil and Gas Interests on terms no less favorable than the terms upon which such company is currently marketing such production; and

          (g) All royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to the Company's Oil and Gas Interests, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects, except for those for which the Company has a valid right to suspend.

     3.26 Hydrocarbon Sales and Purchase Agreements. Except as otherwise disclosed in Section 3.26 of the Company Disclosure Schedule:

          (a) None of the Hydrocarbon Sales Agreements of the Company or Hydrocarbon Purchase Agreements of the Company has required since December 31, 1999, or will require as of or after the Closing Date, the Company (i) to have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third-party purchaser or (ii) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm's-length contract for a term of one month with an unaffiliated third-party seller;

          (b) Each of the Hydrocarbon Agreements of the Company is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of the Company, and to the knowledge of the Company, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of the Company;

          (c) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of the Company, and the Company has not made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of the Company;

          (d) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of the Company have been made (subject to adjustment in accordance with such Hydrocarbon Sales Agreements) materially in accordance with prices or price-setting mechanisms set forth in such Hydrocarbon Sales Agreements;

          (e) No purchaser under any Hydrocarbon Sales Agreement of the Company has notified the Company (or, to the knowledge of the Company, the operator of any property) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of the Company or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any Hydrocarbon Sales Agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in such Hydrocarbon Sales Agreement or otherwise;

          (f) The Company is not obligated in any Hydrocarbon Sales Agreement by virtue of any prepayment arrangement, a "take-or-pay" or similar provision, a production payment, or any other arrangements to deliver Hydrocarbons produced from an Oil and Gas Interest of the Company at some future time without then or thereafter receiving payment therefor;

          (g) Section 3.26(g) of the Company Disclosure Schedule contains a true and correct calculation of the Company's gas balancing positions as of the dates shown therein.

          (h) The Hydrocarbon Agreements of the Company are of the type generally found in the oil and gas industry, do not, individually or in the aggregate, contain unusual or unduly burdensome provisions that would, individually or in the aggregate, have a Material Adverse Effect on the Company, and are in form and substance considered normal within the oil and gas industry.

     3.27 Financial and Commodity Hedging. Other than the hedging program set forth in Exhibit E, the Company has no currently outstanding Hydrocarbon or financial hedging positions (including fixed price controls, collars, swaps, caps, hedges or puts). Prior to the date hereof, the Company instituted the hedging program set forth in Exhibit E and such hedging program is in effect in accordance with its terms.

     3.28 Environmental Matters. Except as set forth in Section 3.28 of the Company Disclosure Schedule:

          (a) The Company has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws;

          (b) The Company has not been notified by any Governmental Authority or other third party that any of the operations or assets of the Company is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any material remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

          (c) Neither the Company nor, to the Company's knowledge, any other Person has filed any notice under any federal, state or local law indicating that (i) the Company is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of the Company or any property formerly owned, leased or operated by the Company;

          (d) The Company has no material contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned, leased or operated by the Company, or (ii) the storage or disposal of any Hazardous Material;

          (e) The Company has not received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to or in connection with operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by the Company;

          (f) No property now or previously owned, leased or operated by the Company is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

          (g) All underground storage tanks and solid waste storage, treatment and/or disposal facilities owned or operated by the Company are used and operated in material compliance with Environmental Laws;

          (h) The Company is not transporting, has not transported, is not arranging or has not arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against the Company for removal or remedial work, contribution for removal or remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (i) The Company has obtained all material permits, licenses, approvals and other authorizations that are required with respect to the operation of the Company's properties and assets under the Environmental Laws and are in material compliance with all terms and conditions of such required permits, licenses, approvals and authorizations;

          (j) There are no polychlorinated biphenyls or asbestos located in, at, on or under any facility or real property owned, leased or operated by the Company that require removal, decontamination or abatement pursuant to Environmental Laws;

          (k) There are no past or present events, conditions, circumstances, activities, practices, incidents or actions that could reasonably be expected to interfere with or prevent material compliance by the Company with any Environmental Law, or that could reasonably be expected to give rise to any material liability under the Environmental Laws;

          (l) No Lien has been recorded against any property, facility or assets currently owned by the Company under any Environmental Law; and

          (m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any permits, licenses or approvals held by the Company under any Environmental Law, and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental law.

     3.29 Books and Records. All books, records and files of the Company (including those pertaining to the Company's Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records): (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company of its assets. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (x) transactions are accurately and promptly recorded; (y) transactions are executed in accordance with management's specific or general authorization; and (z) access to its books, records and assets is permitted only in accordance with management's general or specific authorization.

     3.30 Brokers. Except as disclosed in Section 3.30 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of the Company and for which the Surviving Corporation or the Company will have any obligation or liability.

     3.31 Powers of Attorney; Authorized Signatories. Section 3.31 of the Company Disclosure Schedule lists: (a) the names and addresses of all Persons holding powers of attorney on behalf of the Company; (b) the names of all banks and other financial institutions in which the Company currently has one or more bank accounts or safe deposit boxes, along with the account numbers and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

     3.32 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

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

     3.33 Fairness Opinion. The Company has received the written opinion of Stephens Inc. to the effect that the Merger is fair to the Company and its shareholders from a financial point of view, and as of the date of this Agreement such opinion has not been withdrawn, revoked or modified. In connection with this Agreement and any of the other Transaction Documents and the transactions contemplated herein and therein, the entire amount of fees due and payable to Stephens Inc. shall not exceed $826,000, and the entire amount of reimbursable expenses due and payable to Stephens Inc. shall not exceed $1,500.

     3.34 Disclosure and Investigation. No representation or warranty of the Company set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     3.35 Real Property. Section 3.35 of the Company Disclosure Schedule (i) sets forth a complete and accurate list of all real property, other than Oil and Gas Interests, that is owned or leased by the Company and (ii) indicates whether such real property contains structures, improvements or fixtures thereon.

     3.36 Expiring Acreage. Section 3.36 of the Company Disclosure Schedule sets forth a complete and accurate list of all leasehold acreage of the Company that under the terms thereof would expire before March 31, 2001, without action by the Company.

     3.37 Other Fees. In connection with this Agreement and any of the other Transaction Documents and the transactions contemplated herein and therein, the entire amount of fees and reimbursable expenses due and payable by the Company to its (a) legal counsel shall not exceed $250,000 and (b) independent accountants shall not exceed $10,000, except, in the case of the independent accountants, as set forth in that certain letter agreement dated September 25, 2000, between such independent accountants and the Company.

     3.38 Key Employee Incentive Bonus Plan. The Company's Key Employee Incentive Bonus Plan has been suspended and all amounts that are due and payable or that may become due and payable thereunder have been paid.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows (such representations and warranties being deemed to be made on a continuous basis until the Effective Time):

     4.1 Organization. Each of the Parent Companies: (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or formation; (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and (c) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent). Accurate and complete copies of the certificate or articles of incorporation, bylaws, minute books and/or other organizational documents of each of the Parent Companies have heretofore been delivered to the Company.

     4.2 Authority and Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, including approval by the board of directors of Parent and the board of directors and the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution or delivery of the Transaction Documents or to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly and validly executed and delivered by Parent and Merger Sub and constitute valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms.

     4.3 No Violations. The execution and delivery of each of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance by Parent and Merger Sub with the provisions hereof and thereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Parent or Merger Sub under, any provision of (a) the certificate of incorporation, bylaws or any other organizational documents of any of the Parent Companies, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Parent or Merger Sub, or (c) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 4.4 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Parent Companies or any of their respective properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     4.4 Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any Parent Company in connection with the execution and delivery of the Transaction Documents by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma pursuant to the provisions of the OGCA; (c) the filing with the SEC of the Proxy Statement (in preliminary and definitive form) and such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with the Transaction Documents and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be so required; (d) filings with the NASDAQ; and (e) such filings and approvals as may be required by any applicable state takeover laws or Environmental Laws. No Third-Party Consent is required by or with respect to any of the Parent
Companies in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except for (x) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent and (y) the valid approval of the Company Proposal by the shareholders of the Company.

     4.5 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or activity (or conducted any operations) of any kind, entered into any agreement or arrangement with any person or entity, or incurred, directly or indirectly, any liabilities or obligations, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.

     4.6 Financing. Parent has delivered to the Company a true and complete copy of (i) a letter of commitment obtained by Parent from Fleet National Bank and First Union National Bank to provide debt financing for the transactions contemplated hereby (collectively, the "Debt Commitments") and (ii) a subscription agreement from each of Natural Gas Partners V, L.P., C. Randall Hill, R. Cory Richards and David C. Myers to provide certain equity financing (collectively, the "Equity Commitments" and, together with the Debt Commitments, the "Financing Commitments"). Executed copies of the Financing Commitments are included as Section 4.6 of the Parent Disclosure Schedule. Assuming that the financing contemplated by the Financing Commitments is consummated in accordance with the terms thereof, the funds to be borrowed and/or provided thereunder will provide sufficient funds to pay the Merger Consideration, all other amounts due under Section 2.5 of this Agreement and all related fees and expenses (the "Financing"). As of the date of this Agreement, Parent is not aware of any facts or circumstances that create a reasonable basis for Parent to believe that Parent will not be able to obtain the Financing in accordance with the terms of the Financing Commitments.

     4.7 Brokers. Except as disclosed in Section 4.7 of the Parent Disclosure Schedule, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Parent or Merger Sub and for which Parent, Merger Sub or the Company will have any obligation or liability.

     4.8 Disclosure and Investigation. No representation or warranty of Parent or Merger Sub set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

                                    ARTICLE 5

                                    COVENANTS

     5.1 Conduct of Business by the Company Pending Closing. The Company covenants and agrees with Parent that, from the date of this Agreement until the Effective Time, the Company will conduct its business only in the ordinary and usual course consistent with past practices. Notwithstanding the preceding sentence, the Company covenants and agrees with Parent that, except as specifically contemplated in this Agreement, from the date of this Agreement until the Effective Time, without the prior written consent of Parent:

          (a) The Company will not: (i) amend its certificate or articles of incorporation, bylaws or other organizational documents; (ii) split, combine or reclassify any of its outstanding capital stock; (iii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities or other equity interests, including its capital stock (including shares of capital stock held as treasury shares), any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than shares of Company Common Stock issued pursuant to the exercise of any Company Option outstanding on the date of this Agreement); (v) purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities or other equity interests; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, any other Person; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (b) The Company will not: (i) acquire any corporation, partnership or other business entity or any interest therein; (ii) sell, lease or sublease, transfer, farm out or otherwise dispose of or mortgage, pledge or otherwise encumber any Oil and Gas Interests of the Company that were assigned a Reserve Data Value in excess of $25,000 in the aggregate, (except that this clause shall not apply to the sale of Hydrocarbons in the ordinary course of business pursuant to existing arrangements and contracts or to encumbrances under the Company Bank Credit Agreement); (iii) acquire any Oil and Gas Interests or any other assets that have a value at the time of such acquisition in excess of $25,000 in the aggregate (except that other assets with an aggregate purchase price of no more than $25,000 may be acquired that are incidental to the business of the Company and acquired in the ordinary course of the business of the Company consistent with past practices); (iv) enter into any hedging or derivative contracts (financial, commodity or otherwise) other than the hedging program set forth in Exhibit E; (v) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person; (vi) make any loans, advances or capital contributions to, or investments in, any Person; (vii) enter into any agreement (including the proposal for or approval of any authority for expenditure) or series of related agreements or authorities for expenditure that would cause the Company to spend more than $5,000 or any other agreement not terminable by the Company upon notice of 30 days or less and without penalty or other obligation; (viii) agree with any Person to limit or otherwise restrict in any manner the ability of the Company to compete or otherwise conduct its business, or (ix) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

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

          (c) The Company will not: (i) incur any indebtedness for borrowed money; (ii) incur any cost or expense for leasehold or geophysical items including acquisition, processing, reprocessing or interpretation; (iii) incur any other obligation or liability (other than liabilities incurred in the ordinary course of business consistent with past practices); (iv) make a capital expenditure or series of related capital expenditures in excess of $5,000 except in connection with those authorities for expenditures set forth in Section 5.1(c) of the Company Disclosure Schedule (provided, however, that nothing herein shall prohibit the Company from paying or prepaying any indebtedness under the Company Bank Credit Agreement); (v) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any other Person; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (d) The Company will operate, maintain and otherwise deal with the Oil and Gas Interests of the Company in accordance with good and prudent oil and gas field practices and in accordance with all applicable oil and gas leases and other contracts and agreements and all applicable laws, rules and regulations.

          (e) The Company will not resign, transfer or otherwise voluntarily relinquish any right it has as of the date of this Agreement, as operator of any Oil and Gas Interest of the Company.

          (f) The Company will not: (i) enter into, or otherwise become liable or obligated under or pursuant to, (1) any employee benefit, pension or other plan (whether or not subject to ERISA), (2) any other stock option, stock purchase, incentive or deferred compensation plan or arrangement or other fringe benefit plan, (3) any consulting, employment, severance, bonus, termination or similar agreement with any Person, or (4) any amendment or extension of any such plan, arrangement or agreement; (ii) except for payments made pursuant to any existing Company Employee Benefit Plan or any other plan, agreement or arrangement described in Section 3.17(a) of the Company Disclosure Schedule, grant, or otherwise become liable for or obligated to pay, any severance or termination payment, bonus or increase in compensation or benefits to, or forgive any indebtedness of, any employee or consultant of the Company; (iii) enter into or amend any Company Material Agreements or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (g) The Company will not create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances.

          (h) The Company will: (i) keep and maintain accurate books, records and accounts; (ii) maintain in full force and effect the policies or binders of insurance described in Section 3.21; (iii) pay all Taxes, assessments and other governmental charges imposed upon any of its assets or with respect to its franchises, business, income or assets before any penalty or interest accrues thereon; (iv) pay all claims and expenses (including claims and expenses for labor, services, materials and supplies) when they become due and payable in accordance with their terms; and (v) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of its business, and comply with and enforce the provisions of all Company

     Material Agreements, including paying when due all indebtedness, payables, rentals, royalties, expenses and other liabilities relating to its business or assets.

          (i) The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its performance under this Agreement.

          (j) The Company will not engage in any practice, take any action or permit by inaction any of the representations and warranties contained in
     Article 3 to become untrue.

          (k) The Company shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees (provided, however, that the Company will not hire any additional employees) and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          (l) The Company will not engage in any line of business in which it is not engaged as of the date hereof.

          (m) The Company will not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease, or exchange of any assets, unless otherwise permitted hereby, or the rendering of any service) with any Affiliate of the Company, other than pursuant to the Company Employee Benefit Plans in effect as of the date hereof and business expense advancements or reimbursements in the ordinary course of business.

          (n) Other than the Stock Voting Agreements, the Company will not enter into, or otherwise be a party to, any agreement or understanding relating to the voting, registration or transfer of any shares of its capital stock or other securities.

     5.2 Access to Assets, Personnel and Information.

          (a) From the date hereof until the Effective  Time, the Company shall:
     (i) afford to Parent and the Parent Representatives, at Parent's sole risk and expense, reasonable access to any of the assets, books and records, contracts, employees, representatives, agents and facilities of the Company; (ii) provide to Parent all information which pertains to matters requiring Parent's approval under Section 5.1 and cooperate with Parent to institute procedures and practices to facilitate the joint approval by Parent and the Company of such matters; (iii) upon request, furnish promptly to Parent (at Parent's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning the Company (or any of its assets) that is within the possession or control of the Company; and (iv) consent to its independent auditors to make available their work papers to Parent and the Parent Representatives as permitted by the applicable AICPA Professional Standards.

          (b) Parent and the Parent Representatives shall, at Parent's sole risk and expense, have the right to make an environmental and physical assessment of the assets of the Company and, in connection therewith, shall have the right to enter and inspect such assets and all buildings and improvements thereon, conduct soil and water tests and borings and generally conduct such tests, examinations, investigations and studies as Parent deems necessary, desirable or appropriate for the preparation of engineering or other reports relating to such assets, their condition and the presence of Hazardous Materials and compliance with Environmental Laws. The Company shall be provided not less than 24 hours' prior notice of such activities, and the Company Representatives shall have the right to witness all such tests and investigations. Parent shall (and shall cause the Parent Representatives to) keep any data or information acquired by any such examinations and the results of any analyses of such data and information strictly confidential and will not (and will cause the Parent Representatives not to) disclose any of such data, information or results to any Person unless otherwise required by law or regulation and then only after written notice to the Company of the determination of the need for disclosure. Parent shall indemnify, defend and hold the Company and the Company Representatives harmless from and against any and all claims to the extent arising out of or as a result of the activities of Parent and the Parent Representatives on the assets of the Company in connection with conducting such environmental and physical assessment, except to the extent of and limited by the negligence or willful misconduct of the Company or any Company Representative.

          (c) From the date hereof until the Effective Time, the Company will fully and accurately disclose to Parent and the Parent Representatives all information that is (i) reasonably requested by Parent or any of the Parent Representatives, (ii) known to the Company, and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of the Company or financing of the Merger by Parent.

          (d) From the date hereof until the Effective  Time, the Company shall:
     (i) furnish to Parent, promptly upon receipt or filing (as the case may be), a copy of each communication between the Company and the SEC after the date hereof relating to the Merger or the Proxy Statement and each report, schedule, proxy statement or other document filed by the Company with the SEC after the date hereof relating to the Merger or the Proxy Statement; and (ii) promptly advise Parent of the substance of any oral communications with the SEC relating to the Merger or the Proxy Statement.

          (e) The Company will (and will cause the Company Representatives to) fully cooperate in all reasonable respects with Parent and the Parent Representatives in connection with Parent's examinations, evaluations and investigations described in this Section 5.2.

          (f)  Parent  will  not  (and  will  cause  Merger  Sub and the  Parent
     Representatives  not to)  use any  information  obtained  pursuant  to this
     Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

          (g) Notwithstanding anything in this Section 5.2 to the contrary, the Company shall not be obligated under the terms of this Section 5.2 to disclose to Parent or the Parent Representatives, or grant Parent or the Parent Representatives access to, information that is within the possession or control of the Company but subject to a valid and binding confidentiality  agreement  with a third party without first  obtaining the

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


     consent of such third party, and the Company, to the extent reasonably requested by Parent, will use its reasonable best efforts to obtain any such consent.

     5.3 No Solicitation.

          (a) From and after the date hereof, the Company will not, and will not authorize or permit any of the Company Representatives to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined) from any Person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that notwithstanding any other provision of this Agreement, (i) the Company's Board of Directors may take and disclose to the shareholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) to the extent that the Board of Directors of the Company determines in good faith, after considering the advice of its legal counsel, that such action is required in order for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties under applicable law and solely for purposes of determining whether or not to rescind or modify the recommendation of the Board of Directors of the Company contemplated by Section 5.5, the Company and the Company Representatives, in response to an unsolicited Acquisition Proposal, may enter into discussions or negotiations with the Person presenting such Acquisition Proposal and provide information to such Person; provided that prior to entering into such discussions or negotiations or providing any such information the Company shall enter into a customary confidentiality agreement with such Person containing terms no more favorable to such Person than contained in the Confidentiality Agreement. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any of the Company's Representatives with respect to any Acquisition Proposal. The Company will promptly notify in writing Parent of any receipt by the Company or any of the Company Representatives of a request from a third party for information concerning the Company and its business, properties and assets or the receipt of any Acquisition Proposal, including the identity of the person or group requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

          (b) As used in this agreement, "Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Parent or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, the Company.

          (c) Nothing in this Section 5.3 shall permit the Company to terminate this Agreement except as specifically provided in Section 7.1.

     5.4 Third-Party Standstill Agreements. During the period from the date hereof through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of the Rights Agreement or of any confidentiality or standstill agreement to which the Company is a party, except for the Rights Agreement Amendment.

     5.5 Shareholders Meeting. The Company shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its shareholders as promptly as practicable after the date hereof for the purpose of voting on the Company Proposal. Subject to the fiduciary duties of the Board of Directors of the Company and Section 5.3, the Company will (through its Board of Directors) recommend to its shareholders approval of the Company Proposal and not rescind or modify such recommendation and shall use its reasonable best efforts to obtain approval and adoption of the Company Proposal by its shareholders. If, however, the Board of Directors of the Company rescinds or modifies such recommendation pursuant to the first clause of the immediately preceding sentence, the Company Proposal shall be submitted to the Company's shareholders.

     5.6 Proxy Statement.

          (a) The Company and Parent shall cooperate and the Company shall promptly prepare the Proxy Statement to enable the Company to file the Proxy Statement with the SEC, as preliminary proxy material, as soon as practicable after the date hereof and in any event not later than 20 days after the date hereof. The Company shall use all reasonable best efforts, and Parent shall cooperate with the Company (including furnishing all information concerning Parent as may be reasonably requested by the Company), to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing and to mail the Proxy Statement to the Company's shareholders as soon as possible thereafter. The Company shall use all reasonable best efforts, and Parent shall cooperate with the Company, to obtain any necessary state anti-takeover approvals in connection with the Merger.

          (b) The Company will cause the Proxy Statement, at the time it is first mailed to shareholders of the Company, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.

          (c) The Company hereby covenants and agrees with Parent that the Proxy Statement (at the time it is first mailed to shareholders of the Company and at the time of the Company Meeting) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (c) shall apply only to information contained in the Proxy Statement that was supplied by the Company for inclusion therein). If, at any time prior to the Company Meeting, any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, occurs and such event is required to be described in a supplement to the Proxy Statement, the Company shall promptly notify Parent of such occurrence and shall promptly prepare, file and disseminate such supplement.

          (d) Parent hereby covenants and agrees with the Company that the Proxy Statement (at the time it is first mailed to shareholders of the Company and at the time of the Company Meeting) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (d) shall not apply to information contained in the Proxy Statement that was supplied by the Company for inclusion therein). If, at any time prior to the Company Meeting, any event with respect to Parent, or with respect to other information supplied by Parent for inclusion in the Proxy Statement, occurs and such event is required to be described in a supplement to the Proxy Statement, Parent shall promptly notify the Company of such occurrence and shall cooperate with the Company in the preparation, filing and dissemination of such supplement.

          (e) Neither the Proxy Statement nor any amendment or supplement thereto will be filed or disseminated to the shareholders of the Company without the approval of both Parent and the Company. The Company shall advise Parent, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC, or any comments or requests for additional information received from the SEC, whether orally or in writing, with respect to the Proxy Statement.

     5.7 Additional Arrangements. Subject to the terms and conditions herein provided, each of the Company and Parent shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Each of the Company and Parent shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of the Company and Parent shall use its reasonable best efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable.

     5.8 Public Announcements. Prior to the Closing, the Company and Parent will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to obtaining the approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required where such release or announcement is required by applicable law or exchange or NASDAQ rule or regulation; and provided further, that either the Company or Parent may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such Party's previously issued press releases.

     5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent of any of the following: (a) any representation or warranty contained in Article 3 being untrue or inaccurate when made; (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 3 to be untrue or inaccurate on the Closing Date; and (c) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Parent shall give prompt notice to the Company of any of the following: (x) any representation or warranty contained in Article 4 being untrue or inaccurate when made; (y) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 4 to be untrue or inaccurate on the Closing Date; and (z) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.10 Payment of Expenses. Each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated. The Company shall bear and pay: (a) the fee for filing the Proxy Statement with the SEC and the costs and expenses associated with printing the Proxy Statement and complying with any applicable state securities or "blue sky" laws; and (b) the costs and expenses associated with mailing the Proxy Statement to the shareholders of the Company, and soliciting the votes of the shareholders of the Company.

     5.11 Indemnification and Insurance.

          (a) Parent and the Company agree that all rights to indemnification now existing in favor of any officers, directors, employees, controlling shareholders or agents of the Company, as provided in its charters or bylaws (or similar organizational documents), and any existing indemnification agreements or arrangements of the Company, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time (or such longer period as may be provided in any existing indemnification agreement between the Company, and any current or former officer or director thereof); provided, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

          (b) From and after the Effective Time, the Surviving Corporation shall, for a period of six years after the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, employee, controlling shareholder or agent of the Company (collectively, the "Indemnified Parties") against all losses, expenses (including attorneys' fees), claims, damages, liabilities and amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the person controlled by the Indemnified Party) is or was a director, officer, employee, controlling shareholder or agent of the Company (including a trustee or fiduciary of any Company Employee Benefit Plan) and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Oklahoma law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Oklahoma law. In determining whether an Indemnified Party is entitled to indemnification under this Section 5.11, if requested by such Indemnified Party, such determination shall be made by special, independent counsel selected by the Surviving Corporation and approved by the Indemnified Party (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Surviving Corporation or any of its Affiliates within the last three years (other than in connection with such matters). Without limiting the foregoing, in the event any such Claim is brought against any Indemnified Party or Parties (whether arising before or after the Effective Time): (i) such Indemnified Party or Parties may retain the Surviving Corporation's regularly engaged independent legal counsel or counsel satisfactory to them and reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party or Parties as promptly as statements therefor are received; and (ii) the Surviving Corporation will use all reasonable best efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld. In the event of any Claim, any Indemnified Party wishing to claim indemnification will promptly notify the Surviving Corporation thereof (provided, that failure to so notify the Surviving Corporation will not affect the obligations of the Surviving Corporation except to the extent that the Surviving Corporation shall have been prejudiced as a result of such failure) and shall deliver to the Surviving Corporation the undertaking contemplated by Section 1031 of the OGCA, but without any requirement for the posting of a bond. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, such Indemnified Party or Parties may retain only one law firm (plus one local counsel, if necessary) to represent them with respect to each such matter unless the use of counsel chosen to represent the Indemnified Parties would present such counsel with a conflict of interest, or the representation of all of the Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and the Surviving Corporation) may be retained by the Indemnified Parties at the cost and expense of the Surviving Corporation and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties. The Surviving Corporation shall use such counsel for such Indemnified Parties. The Surviving Corporation shall use all reasonable best efforts to assist in the vigorous defense of any such Claim; provided, that the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Notwithstanding the foregoing, nothing contained in this Section 5.11 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director, employee, controlling shareholder or agent of the Company under Oklahoma law, assuming for such purposes that the Surviving Corporation's certificate of incorporation and bylaws provide for the maximum indemnification permitted by law.

          (c) From and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that: (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous;
     (ii) such substitution shall not result in gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and (iii) the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.11(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (d) Following the Merger, if the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation and any of their successors and assigns, assume the obligations of the Parties and the Surviving Corporation set forth in this Section 5.11.

          (e) This Section 5.11 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Surviving Corporation and the Indemnified Parties and their respective heirs and representatives (each of whom may enforce the provisions of this Section 5.11) and shall be binding on the successors and assigns of the Surviving Corporation.

     5.12 Shareholder Litigation. The Company shall give Parent the reasonable opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's written consent, which shall not be unreasonably withheld or delayed.

     5.13 Opinion of Financial Advisor. A true, correct and complete copy of the written opinion delivered by Stephens Inc. as set forth in Section 3.33, which opinion shall be included in the Proxy Statement, has been delivered to Parent by the Company.

     5.14 Resignations of Officers and Directors of the Company. As requested by Parent, prior to the Closing Date, the Company shall obtain written resignations from each of its officers and directors under which such persons shall resign as an officer and/or director of the Company effective as of the Effective Time.

     5.15 Other Agreements. Concurrently with the execution of this Agreement, the Company is delivering to Parent executed copies of the Stock Voting Agreements, the Separation Agreements and the Rights Agreement Amendment.

     5.16 Option Surrender Agreements. The Company shall use its reasonable best efforts to cause each holder of a Company Option to execute an Option Surrender Agreement prior to the Effective Time.

     5.17 Financing. Parent shall immediately notify the Company (a) should any of the Financing Commitments be terminated by any party thereto, (b) should any party purport to terminate any of the Financing Commitments or (c) should any other event occur which causes Parent to reasonably believe that it will not be able to obtain the Financing, (a "Financing Termination Notice").

     5.18 Separation Agreements. The Company shall not amend, terminate or otherwise modify the Separation Agreements without the prior written consent of Parent.

     5.19 Retirement Agreement. Within 30 days after the date hereof, the Company shall either provide Parent with a copy of the filing originally made with the Department of Labor for the May 31, 1989 Agreement with William G. Seal (the "Seal Agreement"), as required by Department of Labor Regulation Section 2520.104-23 or, if no such filing was originally made, the Company shall comply with the Pension and Welfare Benefits Administration's Delinquent Filer Voluntary Compliance Program with respect to the Seal Agreement (including, but not limited to, making all filings and paying all applicable penalties under such program), and shall provide Parent with a copy of all documents filed in connection with such program.

     5.20 Deferred Compensation Agreements. Within 30 days after the date hereof, the Company shall either provide Parent with a copy of the filings originally made with the Department of Labor for the Deferred Compensation
Agreements with O. Strother Simpson for the years 1980 through 1989 (the "Strother Agreements"), as required by Department of Labor Regulation Section 2520.104-23 or, if no such filings were originally made, the Company shall comply with the Pension and Welfare Benefits Administration's Delinquent Filer Voluntary Compliance Program with respect to the Strother Agreements (including, but not limited to, making all filings and paying all applicable penalties under such program), and shall provide Parent with a copy of all documents filed in connection with such program.


                                    ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by both Parent and the
Company:

          (a) Shareholder Approval. The Company Proposal shall have been duly and validly approved and adopted by a vote of a majority of the outstanding shares of Company Common Stock.

          (b) Other Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Authority or other Person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Parent or the Company or to materially adversely affect the consummation of the Merger.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that, prior to invoking this condition, the invoking Party shall have complied fully with its obligations under Section 5.7 and, in addition, shall use all reasonable best efforts to have any such decree, ruling, injunction or order vacated.

     6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the Closing Date (except to the extent such representation or warranty speaks as of an earlier date), and Parent shall have received a certificate signed by a Responsible Officer of the Company to such effect.

          (b) Performance of Covenants and Agreements by the Company. The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed by a Responsible Officer of the Company to such effect.

          (c) No Material Adverse Effect. Since June 30, 2000, the Company shall not have suffered or incurred any Material Adverse Effect.

          (d) Dissenters' Rights. The aggregate number of shares of Company Common Stock, which are entitled to vote at the Company Meeting and are held of record by a Person or Persons who exercise their appraisal right under the OGCA to dissent from the proposed Merger, shall not exceed five percent (5%) of the total number of issued and outstanding shares of Company Common Stock held of record as of the record date for the Company Meeting and entitled to vote on the proposed Merger at such meeting.

          (e) Debt Commitment Condition. The closing conditions set forth in the penultimate sentence of the fourth paragraph, insofar as they relate to title of oil and gas interests of the Company and environmental matters with respect thereto, of the Fleet National Bank commitment letter, dated September 7, 2000, which letter is included in the Debt Commitments, shall have been fulfilled as provided for in the Debt Commitments.

          (f) Material Representations. Each of the Material Representations is true and correct in all respects as of the Closing Date (except to the extent such representation or warranty speaks as of an earlier date) and Parent shall have a certificate signed by a Responsible Officer of the Company to such effect.

          (g) Resignations of Officers and Directors of the Company. Parent shall have received the written resignations contemplated by Section 5.14.

     6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the Closing Date (except to the extent such representation or warranty speaks as of an earlier date), and the Company shall have received a certificate signed by a Responsible Officer of Parent to such effect.

          (b) Performance of Covenants and Agreements by Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by a Responsible Officer of Parent to such effect.


                                    ARTICLE 7

                                   TERMINATION

     7.1 Termination Rights. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Company Proposal by the shareholders of the Company:

          (a) By mutual written consent of Parent and the Company;

          (b) By either the Company or Parent if: (i) the Merger has not been consummated by February 28, 2001 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any Party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any Party until such Party has used all reasonable best efforts to remove such injunction, order or decree); or (iii) the Company Proposal shall not have been approved by the required vote of the Company shareholders at the Company Meeting.

          (c) By Parent if: (i) there has been a breach in any material respect of the representations and warranties made by the Company in Article 3 (provided, however, that any representation or warranty contained therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby, and provided, further, that Parent shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Parent has given the Company notice of such breach and the Company has failed to cure such breach within 10 days following such notice, but in any event not later than February 28, 2001), and the condition described in Section 6.2(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of the Company, would not be satisfied if the Closing were to occur on the day on which Parent gives the Company notice of such termination; or (ii) the Company has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure thereof, but in any event not later than February 28, 2001; provided, however, that there shall not be any cure period with respect to a breach of Section 5.1;

          (d) By the Company if: (i) there has been a breach in any material respect of the representations and warranties made by Parent and Merger Sub in Article 4 (provided, however, that any representation or warranty contained therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby, and provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this clause (i) unless the Company has given Parent notice of such breach and Parent has failed to cure such breach within 10 days following such notice, but in any event not later than February 28,
     2001), and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Parent, would not be satisfied if the Closing were to occur on the day on which the Company gives Parent notice of such termination; or
     (ii) Parent or Merger Sub has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and, in either such case, such failure has not been, or cannot be, cured within 10 days after notice and demand for cure thereof, but in any event not later than February 28, 2001;

          (e) By Parent if (i) the Board of Directors of the Company shall have failed to recommend adoption of the Company Proposal at the time the Proxy Statement is first mailed to shareholders of the Company or shall have amended or withdrawn any such recommendation and such recommendation is not reinstated in its prior form within two business days after such amendment or withdrawal or (ii) the Company Meeting does not occur for any reason (other than as a result of a breach of this Agreement by Parent) prior to February 26, 2001 or is adjourned beyond such date;

          (f) By Parent if from and after June 30, 2000, the Company should suffer or incur any Material Adverse Effect; or

          (g) By the Company upon receipt of a Financing Termination Notice if Parent is unable to obtain replacement Financing within ten business days thereafter (but in any event not later than February 24, 2001) on terms that provide for no greater conditions than those contained in the original Financing Commitments; provided, however, that such right to terminate this Agreement must be exercised by the Company within five business days after the expiration of the above-referenced 10-business-day period.

     7.2 Effect of Termination. If this Agreement is terminated by either the Company or Parent pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers or shareholders except that, the provisions of Sections 5.2 (but only to the extent of the confidentiality and indemnification provisions contained therein), 5.6(c), 5.6(d), 5.8, 5.10, 7.3, Article 8 and the Confidentiality

Agreement shall survive any such termination and shall continue pursuant to their terms; provided, however, that a termination of this Agreement shall not relieve any Party hereto from any liability for damages incurred as a result of a breach by such Party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination; provided further, that in the event of a termination of this Agreement by the Company pursuant to Section 7.1(g), Parent and Merger Sub shall be deemed to have committed a material breach of this Agreement unless the cause of the Financing Termination Notice and Parent's inability to obtain replacement Financing as contemplated by Section 7.1(g) is due to a failure to fulfill the condition set forth in Section 6.2(e).

     7.3 Fees and Expenses. If this Agreement is terminated pursuant to Section 7.1(e) or clause (iii) of Section 7.1(b), the Company shall promptly, but in no event later than one business day after termination of this Agreement, pay to Parent an amount equal to $2,000,000 in same day funds and upon making such payment the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.


                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 Nonsurvival of Representations and Warranties. None of the representations or warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

     8.2 Amendment. This Agreement may be amended by the Parties at any time before or after approval of the Company Proposal by the shareholders of the Company; provided, however, that, after any such approval, no amendment shall be made that by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by a written instrument signed by an authorized representative of each of the Parties.

     8.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the fifth business day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice):

         If to Parent or Merger Sub, to:

                  Cortez Oil & Gas, Inc.
                  Parkway Center II
                  2805 North Dallas Parkway, Suite 100
                  Plano, Texas 75093
                  Attention:  C. Randall Hill
                  Telephone: (972) 781-6595
                  Telecopier: (972) 781-6505

         with copies to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Attention:  A. Winston Oxley
                  Telephone: (214) 220-7700
                  Telecopier: (214) 220-7716

         If to the Company, to:

                  Home-Stake Oil & Gas Company
                  2800 First Place Tower
                  15 E. 5th Street
                  Tulsa, Oklahoma 74103-4311
                  Attention:  Robert C. Simpson
                  Telephone: (918) 583-0178
                  Telecopier: (918) 583-0237

         with a copy to:

                  Conner & Winters
                  A Professional Corporation
                  3700 First Place Tower
                  15 E. 5th Street
                  Tulsa, Oklahoma 74103-4344
                  Attention:  Robert J. Melgaard
                  Telephone: (918) 586-5711
                  Telecopier: (918) 586-8548

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

     8.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement, each exhibit hereto (including without limitation each Transaction Document), the Parent Disclosure Schedule and the Company Disclosure Schedule) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof; and (b) except as provided in Article 2 and Section 5.11, is solely for the benefit of the Parties and their respective successors, legal representatives and assigns and does not confer on any other Person any rights or remedies hereunder.

     8.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Oklahoma regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.8 No Remedy in Certain Circumstances. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take any action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7.

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     8.10 Waivers. At any time prior to the Effective Time, the Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by an authorized representative of such Party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this

Agreement. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

     8.11 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement; provided, however, that any standstill provisions contained therein are hereby waived to the extent necessary for the Parties to consummate the Merger in accordance with the terms of this Agreement.

     8.12 No Recourse Against Others. Each of the following is herein referred to as a "Parent Affiliate": (a) any direct or indirect holder of any equity interests or securities in Parent (whether limited or general partners, members, shareholders, or otherwise), (b) any Affiliate of Parent, and (c) any director, officer, employee, representative or agent of (i) the Parent of Merger Sub, (ii) any Affiliate of Parent or Merger Sub, or (iii) any such holder of equity interests or securities referred to in clause (a) above. Except to the extent that a Parent Affiliate is an express signatory party hereto, no Parent Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Company hereby waives and releases all claims of any such liability and obligation.

     8.13 Incorporation. Exhibits and Schedules referred to herein are attached hereto and by this reference incorporated herein for all purposes.

     8.14 Specific Performance. The parties recognize that in the event the Company should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Parent and Merger Sub shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the Company hereby waives the defense that there is an adequate remedy at law.

     8.15 Section 1090.3. The Parties acknowledge and represent that the board of directors of each Party has approved the terms of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein and that such approval is sufficient to render the restrictions on business combinations set forth in Section 1090.3 of the OGCA inapplicable to the transactions contemplated by the Transaction Documents.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.

                            CORTEZ OIL & GAS, INC.


                            By:    /s/ C. Randall Hill
                                ---------------------------------------------
                            Name:    C. Randall Hill
                            Title:   Chief Executive Officer and President


                            CORTEZ ACQUISTION COMPANY


                            By:    /s/ C. Randall Hill
                                ---------------------------------------------
                            Name:    C. Randall Hill
                            Title:   President


                            HOME-STAKE OIL & GAS COMPANY


                            By:    /s/ Robert C. Simipson
                                ---------------------------------------------
                            Name:    Robert C. Simpson
                            Title:   Chief Executive Officer and President




                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                                                   Exhibit A


                             STOCK VOTING AGREEMENT


         STOCK VOTING AGREEMENT (this "Agreement"), dated as of October __, 2000, by and between the undersigned stockholder (the "Stockholder") and Cortez Oil & Gas, Inc., a Delaware corporation ("Parent"), and Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company").

         WHEREAS, concurrently herewith, Parent, Cortez Acquisition Company, an Oklahoma corporation and a wholly owned subsidiary of Parent (the "Parent Sub"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the Parent Sub will merge with and into the Company (the "Merger"). Each capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Merger Agreement; and

         WHEREAS, the Stockholder owns, as of the date hereof, the number of shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") (such shares of Company Common Stock owned by the Stockholder on the date hereof, together with any shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares") set forth on Exhibit A; and

         WHEREAS, the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby in accordance with Section 1090.3 of the Oklahoma General Corporation Act; and

         WHEREAS, Parent and Parent Sub are entering into the Merger Agreement in reliance on and in consideration of the Stockholder's representations, warranties, covenants and agreements hereunder.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

         1. Agreement to Vote. The Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent) with respect to all of such Shares: (i) for the adoption of the Merger Agreement, as the same may be amended from time to time, all actions required in furtherance thereof, and all agreements related to the Merger and any actions related thereto, at any meeting or meetings of the stockholders of the Company, and at any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof) are submitted for the consideration and vote of the stockholders of the Company; (ii) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and
(iii) against (a) any extraordinary corporate transaction, such as a merger, rights offering, issuance of securities, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries other than the

Merger, (b) a sale or transfer (other than to a subsidiary of the Company) of assets of the Company or any of its material subsidiaries comprising more than 15% of the assets of the Company on a consolidated basis, or (c) any action that is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement. The obligations of the Stockholder under this Section 1 shall remain in effect with respect to the Shares until, and shall terminate upon, the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms.

         2. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows:

         2.1 Onwership of Shares. On the date hereof, the Shares are all of the Shares currently owned by the Stockholder. Except, as to a Stockholder that is an individual, as set forth in Schedule
                  2.1 and as contemplated by Section 3.1, the Stockholder currently has, and at Closing will have, good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, and security interests (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws) and free of other restrictions, options, rights to purchase or other claims that would adversely affect the ability of the Stockholder to perform its obligations hereunder or pursuant to which the Stockholder could be required to sell, assign or otherwise transfer the Shares.

         2.2 Authority; Binding Agreement. The Stockholder has the full legal right, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors rights and remedies generally or general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Shares except for filings under the Securities Exchange Act of 1934, as amended, or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, in each case the effect of which would adversely affect the ability of the Stockholder to perform his obligations hereunder.

         2.3 Reliance on Agreement. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by Parent.

         3. Certain Covenants of the Stockholder. Except in accordance with the provisions of this Agreement, the Stockholder agrees with, and covenants to, Parent as follows:

         3.1 Transfer. The Stockholder shall not, other than, in the case of a Stockholder that is an individual, as a result of the death of the Stockholder, (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, assignment, encumbrance or other disposition), whether directly or indirectly (including by operation of law), or consent to any transfer of, any or all of the Shares or any interest therein, except pursuant to the Merger, (ii) grant any proxies with respect to the Shares, deposit the Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to the Shares, or (iii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such Shares or any interest therein or take any other action with respect thereto, in either case, in a manner that would prevent the Stockholder from performing its obligations under this Agreement.

         3.2 Stop Transfer. The Stockholder hereby agrees with, and covenants to, each other party hereto that such Stockholder shall not request that the Company register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of its Shares, unless such transfer is made in compliance with this Agreement. The Company agrees with, and covenants to, each other party hereto that the Company shall not register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

         3.3 Solicitation. Prior to the Effective Time, the Stockholder agrees in his capacity as the Stockholder that it shall not directly or indirectly (including through representatives, advisors, agents or any other intermediaries) solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Acquisition Proposal from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that the Stockholder may act as an advisor or representative of the Company in connection with actions taken by the Company that are permitted pursuant to Section 5.3 of the Merger Agreement.

         3.4 Notifications. The Stockholder shall, while this Agreement is in effect, notify Parent promptly, but in no event later than two business days, of the number of any shares of Company Common Stock acquired by the Stockholder after the date hereof.

         3.5 Waiver. The Stockholder agrees to waive any rights such Stockholder may have against the Company under Section 7 of the Indemnification Agreement, dated May 14, 1996, by and between the Company and the Stockholder with respect to the payment of $150 per hour as contemplated therein.

         4. Effect of Purported Transfer. The parties hereto agree that any transfer of the Shares made other than in compliance with this Agreement shall be null and void. Any such transfer shall convey no interest in any of the Shares purported to be transferred, and the transferee shall not be deemed to be a stockholder of the Company nor entitled to receive a new share certificate or any rights, dividends or other distributions on or with respect to such Shares.

         5. Termination. This Agreement shall terminate on the earlier of (i) the Effective Time and (ii) upon the termination of the Merger Agreement in accordance with its terms.

         6. Action in the Stockholder's Capacity Only. The Stockholder does not make any agreement or understanding herein as director or officer of the Company. The Stockholder signs solely in his capacity as a recordholder and beneficial owner of the Shares, and nothing herein shall in any way restrict or limit the Stockholder from taking any action in his capacity as an officer or director of the Company or otherwise fulfilling his fiduciary obligations as a director or officer of the Company.

         7. Miscellaneous.


         7.1 Notices. All notices, requests, claims, demand and other communications under this Agreement shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied or one day after delivery to a courier for next-day delivery.

                  If to Parent:

                  Cortez Oil & Gas, Inc.
                  Parkway Center II
                  2805 North Dallas Parkway, Suite 100
                  Plano, Texas  75093
                  Attention:  C. Randall Hill
                  Telephone:  (972) 781-6595
                  Telecopier:  (972) 781-6505

                  with a copy to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas  75201
                  Attention:  A. Winston Oxley
                  Telephone:  (214) 220-7700
                  Telecopier:  (214) 220-7716

                  If to Stockholder: at the address set forth on Exhibit A.

                  If to the Company:

                  Home-Stake Oil & Gas Company
                  2800 First Place Tower
                  15 E. 5th Street
                  Tulsa, Oklahoma  74103-4311
                  Attention:  Robert C. Simpson
                  Telephone:  (918) 583-0178
                  Telecopier:  (918) 583-0237

                  with a copy to:

                  Conner & Winters
                  A Professional Corporation
                  3700 First Place Tower
                  15 E. 5th Street
                  Tulsa, Oklahoma  74103-4344
                  Attention:  Robert J. Melgaard
                  Telephone:  (918) 586-5711
                  Telecopier:  (918) 586-8548

         7.2 Entire Agreement. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter contained herein.

         7.3 Amendments. This Agreement may not be modified amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         7.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

         7.5 Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Oklahoma without giving effect to the principles of conflicts of laws thereof.

         7.6 Injunctive Relief. The Stockholder and the Company agree that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder or the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         7.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.


                        CORTEZ OIL & GAS, INC.



                        By:
                           --------------------------------------------------
                        Name:  C. Randall Hill
                        Title:  Chief Executive Officer and President


                        HOME-STAKE OIL & GAS COMPANY



                        By:
                           --------------------------------------------------
                        Name:  Robert C. Simpson
                        Title:  Chief Executive Officer and President


                        STOCKHOLDER









                   [SIGNATURE PAGE TO STOCK VOTING AGREEMENT]

                                    EXHIBIT A

                                                                 Exhibit  B-1

                              SEPARATION AGREEMENT


         This Separation Agreement (this "Agreement") is made and entered into on October __, 2000 between Robert C. Simpson ("Executive") and Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company").

         WHEREAS, Executive and the Company are parties to an Employment Agreement, dated October 23, 1991, and effective as of November 15, 1991, pursuant to which the Company has employed Executive (the "Original Employment Agreement");

         WHEREAS, effective February 5, 1998, Executive and the Company amended and restated the Original Employment Agreement;

         WHEREAS, effective November 4, 1999, Executive and the Company further amended and again restated the Original Employment Agreement (the "Employment Agreement");

         WHEREAS, concurrently with the execution of this Agreement, Cortez Oil & Gas, Inc., a Delaware corporation ("Parent"), Cortez Acquisition Company, an Oklahoma corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent (the "Merger"); and

         WHEREAS, the Merger constitutes a Change in Control (as defined in the Employment Agreement) and Executive and the Company have mutually agreed to terminate the Employment Agreement and Executive's employment with the Company without further obligation of either party under the Employment Agreement, effective as of the effective time of the Merger (the "Effective Time").

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

         1. Termination. The parties hereby represent and warrant that prior to the Effective Time, Executive's employment relationship with the Company was pursuant to and governed solely by the Employment Agreement. Executive's employment with the Company is hereby terminated as of the Effective Time. Executive further agrees to and does hereby resign effective as of the Effective Time from any other appointments or positions which he may hold with the Company, including, without limitation, his position as a director and/or officer of the Company. Executive agrees to execute all further documents which

Parent or the Company may reasonably request of him to effectuate such resignations.

         2.       Termination Consideration.

                  (a) Cash  Payments.  In connection  with such  termination  of employment and the execution of this Agreement, the Company shall cause to be paid to Executive a one-time cash payment of $____________ (such amount being comprised of severance in the amount of $___________ and a transaction bonus of $___________) (the "Severance Payment"). In addition, in full and complete satisfaction of the Company's obligation to indemnify (however arising) Executive from and against any taxes imposed on Executive by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall cause to be paid to Executive a cash payment of $__________ (collectively with the Severance Payment, the "Termination Payment") at the Effective Time. Delivery of the Termination Payment to Executive is conditioned upon the delivery and execution by Executive of (i) this Agreement on the date the Merger Agreement is fully executed by all parties thereto; and (ii) the Addendum to this Agreement attached hereto as Exhibit A (the "Addendum") at the Closing (as defined in the Merger Agreement). The Company shall make the Termination Payment at the Effective Time, but Executive shall not be entitled to receive the Termination Payment unless and until the Company receives each document described in this paragraph 2 duly executed by Executive.

                  (b) Automobile. During the period beginning on the date of this Agreement and ending at 5:00 p.m. Dallas, Texas time on the date of the Effective Time (the "Payment Deadline"), Executive shall be entitled to purchase from the Company the Company automobile described on Exhibit B hereto (the "Automobile") for a cash purchase price equal to the lesser of (i) its then book value after depreciation as shown on the books and records of the Company or
(ii) its fair market value as set forth in Kelley Blue Book Used Car Guide, Consumer Edition, 1985-1999 Used Car and Truck Retail Values. If Executive elects to purchase the Automobile, he must deliver full payment for the Automobile as determined pursuant to the immediately preceding sentence to the Company's principal office by the Payment Deadline. If Executive elects to purchase the Automobile, Executive and the Company will use commercially reasonable efforts to execute and deliver to each other all necessary agreements, documents and instruments, and to finalize the sale of the Automobile to Executive as soon as practicable. If Executive does not deliver full payment for the Automobile to the Company by the Payment Deadline, Executive must return the Automobile to the Company's principal office no later than the Payment Deadline.

         3. Taxes. The termination consideration set forth in paragraph 2(a) of this Agreement shall be subject to applicable federal, state and local withholding taxes. Executive agrees that, to the extent that any individual federal, state or local income or excise taxes of any kind may be due as a result of any such payment to Executive, Executive shall be solely responsible for such taxes and will indemnify, defend, and hold harmless the Company in the event there is any claim against the Company for such taxes.

         4. General Release and Covenant Not to Sue. EFFECTIVE AT THE EFFECTIVE TIME, EXECUTIVE, ON BEHALF OF HIMSELF, AND TO THE EXTENT HE HAS THE POWER OR AUTHORITY TO DO SO, HIS FAMILY, ATTORNEYS, HEIRS, ESTATE, AGENTS, EXECUTORS,

         REPRESENTATIVES, ADMINISTRATORS AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (TOGETHER, THE "EXECUTIVE PARTIES"), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES, THE COMPANY, PARENT, MERGER SUB, AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES AND AFFILIATES AND EACH OF THE FOREGOING ENTITIES' RESPECTIVE PAST, PRESENT AND FUTURE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS, INSURERS, ATTORNEYS, EMPLOYEE BENEFIT PROGRAMS (AND THE TRUSTEES, ADMINISTRATORS, FIDUCIARIES, REPRESENTATIVES, COMMITTEES AND INSURERS OF SUCH PROGRAMS) IN THEIR RESPECTIVE CAPACITIES AS SUCH, AND ANY PERSON ACTING BY, THROUGH, UNDER OR IN CONCERT WITH ANY OF THE FOREGOING ENTITIES (TOGETHER THE "COMPANY PARTIES") FROM ANY AND ALL CLAIMS, COMPLAINTS, CHARGES, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS' FEES, OBLIGATIONS OR CAUSES OF ACTION (COLLECTIVELY "CLAIMS"), KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN, OR RELATIONSHIP OR DEALING WITH, THE COMPANY OR EXECUTIVE'S SERVICES AS AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES, AT ANY TIME PRIOR TO AND INCLUDING THE EFFECTIVE TIME. THIS RELEASE INCLUDES BUT IS NOT LIMITED TO ANY CLAIMS AGAINST ANY OF THE COMPANY PARTIES BASED ON, RELATING TO OR ARISING UNDER WRONGFUL DISCHARGE, RETALIATION, BREACH OF CONTRACT (WHETHER ORAL OR WRITTEN), TORT, FRAUD, DEFAMATION, SLANDER, BREACH OF PRIVACY, VIOLATION OF PUBLIC POLICY, NEGLIGENCE, PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, OR ANY OTHER FEDERAL, COMMON, STATE OR LOCAL LAW RELATING TO EMPLOYMENT (OR UNEMPLOYMENT), THE PAYMENT OF WAGES, SALARY OR OTHER COMPENSATION, CIVIL OR HUMAN RIGHTS, OR DISCRIMINATION IN EMPLOYMENT (BASED ON AGE OR ANY OTHER FACTOR) IN ALL CASES ARISING OUT OF OR RELATING TO EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT THIS GENERAL RELEASE WILL NOT LIMIT OR RELEASE (I) EXECUTIVE'S RIGHTS UNDER THIS AGREEMENT, (II) EXECUTIVE'S RIGHTS TO INDEMNIFICATION FROM THE COMPANY IN RESPECT OF HIS SERVICES AS A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY AS PROVIDED BY HIS INDEMNIFICATION AGREEMENT WITH THE COMPANY, BY PROVISIONS OF THE MERGER AGREEMENT, BY LAW, OR BY THE CERTIFICATE OF INCORPORATION OR BY- LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OF THE COMPANY, INCLUDING WITHOUT LIMITATION EXECUTIVE'S RIGHTS TO, AND COVERAGE UNDER, DIRECTORS' AND OFFICERS' LIABILITY INSURANCE MAINTAINED BY THE COMPANY, (III) EXECUTIVE'S RIGHT TO RECEIVE CONSIDERATION IN CONNECTION WITH THE MERGER AS PROVIDED IN ARTICLE 2 OF THE

MERGER AGREEMENT, OR (IV) EXECUTIVE'S ENTITLEMENT, IF ANY, TO CONTINUED MEDICAL AND DENTAL INSURANCE COVERAGE UNDER AND PURSUANT TO THE CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT OF 1985. IN FURTHERANCE OF THIS RELEASE, EXECUTIVE, ON BEHALF OF HIMSELF AND, TO THE EXTENT HE HAS THE POWER OR AUTHORITY TO DO SO, THE EXECUTIVE PARTIES, HEREBY COVENANTS FOREVER NOT TO ASSERT, FILE, PROSECUTE, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY CLAIMS, BEFORE OR WITH ANY COURT OR ANY ARBITRAL OR ADMINISTRATIVE AUTHORITY, AGAINST ANY OF THE COMPANY PARTIES, AND REPRESENTS AND WARRANTS THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN HIS CONTROL, WILL INITIATE ANY SUCH CLAIMS ON HIS BEHALF, AND THAT IF SUCH A CLAIM IS INITIATED, EXECUTIVE SHALL ACCEPT NO BENEFIT THEREFROM.

         5. Additional Agreement. Executive hereby agrees to sign and deliver to Parent the Addendum at the Closing (as defined in the Merger Agreement).

         6. Confidentiality Obligations.

            (a) Executive hereby acknowledges that all trade secrets and confidential or proprietary information of the Company (collectively referred to herein as "Confidential Information") constitute valuable, special and unique assets of the Company's business. Executive agrees that, for a period of one year from and after the Effective Time, Executive will hold Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Company and Parent and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Executive's own personal benefit or for the benefit of anyone other than the Company and Parent.

            (b) For purposes of this paragraph 6, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by the Company relating to Business Opportunities or Intellectual Property (as hereinafter defined) or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company whether oral or in written form, whether or not included in the Company's Business Records (as hereinafter defined), but shall exclude any information which has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Executive in violation of this Agreement or of Executive's obligations under applicable law) or has been disclosed to any third parties on a non-confidential basis by the Company or any of its representatives; provided, however, that this paragraph 6 shall not be applicable to the extent Executive is required to testify in a judicial or regulatory proceeding, or to produce documents, pursuant to the order of a judge or administrative law judge after Executive has given the Company reasonable notice and opportunity to seek relief from such requirement. The term "Business Opportunities" shall mean all business ideas, prospects, proposals and other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which have been:

                  (i) developed by Executive during the period that Executive has been employed by the Company, or

                  (ii) originated by any third party and brought to the attention of Executive during his employment with the Company.

The term "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Executive prior to his employment with the Company), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which have been discovered, conceived, invented, created, or developed by Executive, alone or with others, during the term of Executive's employment with the Company if such discovery, conception, invention, creation, or development (i) occurred in the course of Executive's employment with the Company, or (ii) occurred with the use of any of the Company's time, materials, or facilities, or (iii) in the reasonable opinion of the Board of Directors of the Company, relates or pertains in any way to the Company's purposes, activities, or affairs.

         7. Non-Compete Obligations. The purpose of the provisions of this paragraph 7 are to protect the Company from unfair loss of goodwill and business advantage and to shield Executive from pressure to use or disclose Confidential Information or to trade on the goodwill belonging to the Company. Accordingly, during the Post Termination Non-Compete Term (as hereinafter defined), Executive will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the boundaries of, or within a 20-mile radius of the boundaries of, any mineral property interest of the Company (including, without limitation, interests under a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) and located in any of Lea County, New Mexico; Gaines County, Texas; Dawson County, Montana; or Latimer, Pittsburg, Canadian, McClain or Grady Counties, Oklahoma; provided, however, that, this paragraph 7 shall not preclude Executive from (i) making personal investments in securities of oil and gas companies, if the aggregate amount owned by Executive and all family members and affiliates does not exceed 5% of such company's outstanding equity securities, (ii) serving as a director of any company (and its successors), if the aggregate amount of securities of such company owned by Executive and all family members and affiliates does not exceed 5% of such company's outstanding equity securities or (iii) leasing, exploring, producing, gathering or marketing hydrocarbons and related products with respect to any mineral property interest wherever located owned by Executive on the date of this Agreement in his own name or in the name of a living trust created by Executive. The term "Post Termination Non-Compete Term" means the one- year period following the Effective Time.

         8. Business Records.

            (a) Executive agrees to promptly deliver to the Company no later than the Effective Time, all documents relating to the business of the Company, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electronic logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals and any other documents relating to the business of the Company (collectively, the "Company's Business Records"), and all copies thereof and therefrom.

            (b) Executive confirms that all of the Company's Business Records (and all copies thereof and therefrom) that are required to be delivered to the Company pursuant to this paragraph 8 constitute the exclusive property of the Company.

            (c) The obligation of confidentiality set forth in paragraph 6 above shall continue notwithstanding Executive's delivery of any such documents to the Company.

         9. Employment Agreements. Each of the Company and Executive represents and warrants that the Employment Agreement and any amendments thereto are attached as exhibits to this Agreement.

         10. False Claims Representations/Cooperation. Executive represents that he has disclosed to the Company and Parent any information he has concerning any conduct involving the Company which he has any reason to believe may be unlawful or to involve any false claims to any United States governmental agency. From and after the Effective Time, Executive promises to cooperate fully in any investigation Parent or the Company undertakes into matters occurring during his employment with the Company. From and after the Effective Time, Executive further agrees to cooperate with Parent and/or the Company as reasonably requested by Parent and/or the Company by responding to questions, attending depositions, administrative proceedings and court hearings, executing documents, and cooperating with Parent and/or the Company and its accountants and legal counsel with respect to business issues, and/or claims and litigation of which he has personal or corporate knowledge. From and after the Effective Time,

Executive further agrees, except as required by subpoena or other applicable legal process (after Parent and/or the Company has been given reasonable notice and opportunity to seek relief from such requirement), to maintain, in strict confidence, any information of which he has knowledge regarding current and/or future claims, administrative proceedings and litigation. From and after the Effective Time, Executive agrees, except as required by subpoena or other applicable legal process (after Parent and/or the Company has been given reasonable notice and opportunity to seek relief from such requirement), not to communicate with any party(ies), their legal counsel or others adverse to Parent and/or the Company in any such claims, administrative proceedings or litigation except through Parent's and/or the Company's designated legal counsel. From and after the Effective Time, Executive also shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within his possession and requested by Parent and/or the Company relating to Parent and/or the Company and their subsidiaries and/or their respective operations in order to facilitate the smooth transition of Executive's duties to his successor; provided, however, Executive shall not be required to spend any particular amount of time on behalf of Parent and/or the Company. Parent and/or the Company shall reimburse Executive for any documented out-of-pocket expenses, including but not limited to reasonable legal fees, reasonably incurred by Executive in complying with this paragraph 10, and shall pay Executive a per diem amount, calculated based on Executive's annual base salary in effect immediately prior to the Effective Time, for any periods that Executive makes himself available to Parent and/or the Company pursuant to the foregoing provisions of this paragraph 10.

         11. Mail. From and after the Effective Time, the Company may open and answer, and authorize others to open and answer, all mail communications, and other correspondence addressed to Executive relating to Parent, the Company, Merger Sub, or any of their respective subsidiaries or to Executive's employment with the Company, and Executive shall promptly refer to the Company all inquiries, mail communications, and correspondence received by him relating to Parent, the Company, Merger Sub, or any of their respective subsidiaries or to Executive's employment with the Company. If any such mail, communications or correspondence received by the Company includes any threat of any claim against Executive personally, the Company shall promptly notify Executive thereof. The Company will promptly forward to Executive any of Executive's personal mail, communications or correspondence received by the Company, unopened to the extent it is reasonably ascertained to be of a personal nature.

         12. Notices. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of Directors of the Company at the Company's then principal office, or to Executive at the address set forth on the signature page hereof, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for that purpose in a notice given to the other party in compliance with this paragraph 12. Notices shall be deemed given when received.


         13. Certain Acknowledgements. Executive acknowledges that before entering into this Agreement he has had the opportunity to consult with an attorney or other advisor of his choice, and has done so, and has not relied in connection herewith on legal counsel for the Company. Executive acknowledges that he has entered into this Agreement of his own free will, and that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the terms expressly set forth herein.

         14. Prior Agreements. This Agreement integrates the whole of all agreements and understandings of any sort or character between the parties concerning the subject matter of this Agreement, and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever relating to the subject matter hereof. Further, all prior employment contracts between the parties are superseded by this Agreement. There are no unwritten oral or verbal understandings, agreements, or representations, of any sort whatsoever, between Executive and the Company relating to the subject matter hereof, it being stipulated that the rights of the parties shall be governed exclusively by this Agreement.

         15. Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that specifically waived.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signatures of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

         17. Successor and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to the respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Executive, other than by will or the laws of descent or distribution, or the Company.

         18. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in light of the circumstances in which it is entered into and specifically enforce this Agreement as limited.

         19. Indemnification. EXECUTIVE AGREES, WARRANTS, AND REPRESENTS TO THE COMPANY, PARENT AND MERGER SUB THAT EXECUTIVE HAS FULL EXPRESS AUTHORITY TO RELEASE AND SETTLE ALL CLAIMS THAT ARE THE SUBJECT OF PARAGRAPH 4 OF THIS AGREEMENT AND THAT EXECUTIVE HAS NOT GIVEN OR MADE ANY ASSIGNMENT TO ANYONE, INCLUDING, BUT NOT LIMITED TO, THE EXECUTIVE PARTIES, OF ANY CLAIMS AGAINST ANY PERSON OR ENTITY ASSOCIATED WITH ANY COMPANY PARTIES. TO THE EXTENT THAT ANY CLAIMS RELATED TO THIS AGREEMENT MAY BE BROUGHT BY PERSONS OR ENTITIES CLAIMING BY, THROUGH OR UNDER EXECUTIVE, INCLUDING, BUT NOT LIMITED TO, THE EXECUTIVE PARTIES, THEN EXECUTIVE FURTHER AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS ANY COMPANY PARTY, ITS AGENTS, AND ITS SUCCESSORS FROM ANY LAWSUIT OR OTHER

PROCEEDING, JUDGMENT, OR SETTLEMENT ARISING FROM SUCH CLAIMS. EXECUTIVE FURTHER HEREBY ASSIGNS TO THE COMPANY ALL CLAIMS COVERED BY PARAGRAPH 4 HEREOF.

         20. Injunction. Executive hereby expressly acknowledges that any breach or threatened breach by him of any of his obligations set forth in paragraph 4 (General Release and Covenant Not to Sue), paragraph 6 (Confidentiality Obligations) and paragraph 7 (Non-Compete Obligations) of this Agreement may result in significant and continuing injury and irreparable harm to Parent and the Company, the monetary value of which would be impossible to establish. Therefore, Executive agrees that Parent and the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction with respect to such provisions. Further, if Executive violates the covenants and restrictions herein and the Company brings legal action for injunctive or other equitable relief, Executive agrees that the Company shall not be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining such relief. Accordingly, Executive agrees that the provisions in this paragraph 20 shall have a duration determined pursuant to paragraph 7 above, computed from the date the relief is granted. The parties further agree that this provision is a material inducement to the Company to enter into this Agreement.

         21. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without giving effect to principles of conflict of law) and, where applicable, the laws of the United States.

         22. No Right to Additional Compensation. Except as expressly provided in this Agreement or as provided in the Merger Agreement, from and after the Effective Time, neither Parent, the Company, Merger Sub, nor any of their predecessors, successors, assigns or affiliates shall have any further obligation to Executive in connection with the Employment Agreement or Executive's employment by the Company, including, but not limited to, severance, compensation (including, but not limited to, deferred compensation, employment contracts, stock options, bonuses and commissions), health insurance, life insurance, disability insurance, club dues, vehicle allowances, vacation pay, sick pay and any similar obligations.

         23. No Admission. The parties agree that by entering into this Agreement, no party admits to having engaged in any unlawful, wrongful or unconscionable conduct, any such conduct being expressly denied.

         24. Construction. The parties agree that this Agreement was negotiated by the parties and shall not be construed against any party. As used herein, the term "affiliate" shall have the meaning given such term in Rule 405 promulgated under the Securities Act of 1933.

         25. Arbitration. Except with respect to the provisions of this Agreement relating to injunctive and other equitable relief, the parties agree to submit to binding arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes (the "Arbitration") any and all disputes relating to or arising from Executive's employment with the Company, the termination thereof, the Employment Agreement or this Agreement. The arbitrator shall be qualified to hear employment/labor matters. Each party shall be responsible for its respective costs and attorneys' fees incurred in connection with the Arbitration, and the Arbitration fees shall be divided equally between Executive, on the one hand, and the Company, on the other hand. The decision of the Arbitrator shall be binding on the parties and not subject to appeal. Except to the extent required by law, the Arbitration result shall be kept confidential.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by an officer thereof thereunto duly authorized, and Executive has hereunto set his hand, on the day and year first above written.



                                  HOME-STAKE OIL & GAS COMPANY



                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------








                                  -------------------------------------------
                                  ROBERT C. SIMPSON

                                  Address:
                                          --------------------------

                                          --------------------------

                                          --------------------------







                    [SIGNATURE PAGE TO SEPARATION AGREEMENT]

                                    EXHIBIT A

                        ADDENDUM TO SEPARATION AGREEMENT

         This Addendum to Separation Agreement (this "Addendum") supplements the Separation Agreement between Robert C. Simpson (the "Executive") and Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company"), dated October __, 2000 (the "Separation Agreement"). All capitalized terms used herein that are not defined herein but are defined in the Separation Agreement shall have the meanings assigned to them in the Separation Agreement.

         Executive hereby agrees that paragraph 4 (General Release and Covenant Not to Sue) of the Separation Agreement applies with respect to all Claims, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of the Company Parties may have, arising out of or relating to Executive's employment by the Company or investment in, or relationship or dealing with, the Company or Executive's services as an officer, director or employee of the Company or otherwise relating to the termination of such employment or services, at any time prior to and including the Effective Time.

         Executive acknowledges that the provisions of this Addendum are in addition to, and do not supercede, the provisions in the Separation Agreement.

         IN WITNESS WHEREOF, Executive has hereunto set his hand, this ____ day of __________, 2000.





                                               -------------------------------
                                               ROBERT C. SIMPSON

                                                                  Exhibit B-2

                              SEPARATION AGREEMENT


         This Separation Agreement (this "Agreement") is made and entered into on October __, 2000 between Chris K. Corcoran ("Executive") and Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company").

         WHEREAS, Executive and the Company are parties to an Employment Agreement, dated November 30, 1999, and effective as of November 4, 1999, pursuant to which the Company has employed Executive (the "Employment Agreement");

         WHEREAS, concurrently with the execution of this Agreement, Cortez Oil & Gas, Inc., a Delaware corporation ("Parent"), Cortez Acquisition Company, an Oklahoma corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent (the "Merger"); and

         WHEREAS, the Merger constitutes a Change in Control (as defined in the Employment Agreement) and Executive and the Company have mutually agreed to terminate the Employment Agreement and Executive's employment with the Company without further obligation of either party under the Employment Agreement, effective as of the effective time of the Merger (the "Effective Time").

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

         1. Termination. The parties hereby represent and warrant that prior to the Effective Time, Executive's employment relationship with the Company was pursuant to and governed solely by the Employment Agreement. Executive's employment with the Company is hereby terminated as of the Effective Time. Executive further agrees to and does hereby resign effective as of the Effective Time from any other appointments or positions which he may hold with the Company, including, without limitation, his position as a director and/or officer of the Company. Executive agrees to execute all further documents which Parent or the Company may reasonably request of him to effectuate such resignations.

         2. Termination Consideration. In connection with such termination of employment and the execution of this Agreement, the Company shall cause to be paid to Executive a one- time cash payment of $__________ (such amount being comprised of severance in the amount of $___________ and a transaction bonus of $____________) (the "Severance Payment"). In addition, in full and complete satisfaction of the Company's obligation to indemnify (however arising) Executive from and against any taxes imposed on Executive by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall cause to be paid to Executive a cash payment of $_____________ (collectively with the Severance Payment, the "Termination Payment") at the Effective Time. Delivery of the Termination Payment to Executive is conditioned upon the delivery and execution by Executive of (i) this Agreement on the date the Merger Agreement is fully executed by all parties thereto; and (ii) the Addendum to this Agreement attached hereto as Exhibit A (the "Addendum") at the Closing (as defined in the Merger Agreement). The Company shall make the Termination Payment at the Effective Time, but Executive shall not be entitled to receive the Termination Payment unless and until the Company receives each document described in this paragraph 2 duly executed by Executive.

         3. Taxes. The termination consideration set forth in paragraph 2 of this Agreement shall be subject to applicable federal, state and local withholding taxes. Executive agrees that, to the extent that any individual federal, state or local income or excise taxes of any kind may be due as a result of any such payment to Executive, Executive shall be solely responsible for such taxes and will indemnify, defend, and hold harmless the Company in the event there is any claim against the Company for such taxes.

         4. General Release and Covenant Not to Sue. EFFECTIVE AT THE EFFECTIVE TIME, EXECUTIVE, ON BEHALF OF HIMSELF, AND TO THE EXTENT HE HAS THE POWER OR AUTHORITY TO DO SO, HIS FAMILY, ATTORNEYS, HEIRS, ESTATE, AGENTS, EXECUTORS, REPRESENTATIVES, ADMINISTRATORS AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (TOGETHER, THE "EXECUTIVE PARTIES"), HEREBY GENERALLY RELEASES AND
FOREVER DISCHARGES, THE COMPANY, PARENT, MERGER SUB, AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES AND AFFILIATES AND EACH OF THE FOREGOING ENTITIES' RESPECTIVE PAST, PRESENT AND FUTURE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS, INSURERS, ATTORNEYS, EMPLOYEE BENEFIT PROGRAMS (AND THE TRUSTEES, ADMINISTRATORS, FIDUCIARIES, REPRESENTATIVES, COMMITTEES AND INSURERS OF SUCH PROGRAMS) IN THEIR RESPECTIVE CAPACITIES AS SUCH, AND ANY PERSON ACTING BY, THROUGH, UNDER OR IN CONCERT WITH ANY OF THE FOREGOING ENTITIES (TOGETHER THE "COMPANY PARTIES") FROM ANY AND ALL CLAIMS, COMPLAINTS, CHARGES, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS' FEES, OBLIGATIONS OR CAUSES OF ACTION (COLLECTIVELY "CLAIMS"), KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN, OR RELATIONSHIP OR DEALING WITH, THE COMPANY OR EXECUTIVE'S SERVICES AS AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OTHERWISE RELATING TO THE TERMINATION OF

SUCH EMPLOYMENT OR SERVICES, AT ANY TIME PRIOR TO AND INCLUDING THE EFFECTIVE TIME. THIS RELEASE INCLUDES BUT IS NOT LIMITED TO ANY CLAIMS AGAINST ANY OF THE COMPANY PARTIES BASED ON, RELATING TO OR ARISING UNDER WRONGFUL DISCHARGE, RETALIATION, BREACH OF CONTRACT (WHETHER ORAL OR WRITTEN), TORT, FRAUD, DEFAMATION, SLANDER, BREACH OF PRIVACY, VIOLATION OF PUBLIC POLICY, NEGLIGENCE, PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, OR ANY OTHER FEDERAL, COMMON, STATE OR LOCAL LAW RELATING TO EMPLOYMENT (OR UNEMPLOYMENT), THE PAYMENT OF WAGES, SALARY OR OTHER COMPENSATION, CIVIL OR HUMAN RIGHTS, OR DISCRIMINATION IN EMPLOYMENT (BASED ON AGE OR ANY OTHER FACTOR) IN ALL CASES ARISING OUT OF OR RELATING TO EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT THIS GENERAL RELEASE WILL NOT LIMIT OR RELEASE (I) EXECUTIVE'S RIGHTS UNDER THIS AGREEMENT, (II) EXECUTIVE'S RIGHTS TO INDEMNIFICATION FROM THE COMPANY IN RESPECT OF HIS SERVICES AS A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY AS PROVIDED BY HIS INDEMNIFICATION AGREEMENT WITH THE COMPANY, BY PROVISIONS OF THE MERGER AGREEMENT, BY LAW, OR BY THE CERTIFICATE OF INCORPORATION OR BY- LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OF THE COMPANY, INCLUDING WITHOUT LIMITATION EXECUTIVE'S RIGHTS TO, AND COVERAGE UNDER, DIRECTORS' AND OFFICERS' LIABILITY INSURANCE MAINTAINED BY THE COMPANY, (III) EXECUTIVE'S RIGHT TO RECEIVE CONSIDERATION IN CONNECTION WITH THE MERGER AS PROVIDED IN ARTICLE 2 OF THE MERGER AGREEMENT, OR (IV) EXECUTIVE'S ENTITLEMENT, IF ANY, TO CONTINUED MEDICAL AND DENTAL INSURANCE COVERAGE UNDER AND PURSUANT TO THE CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT OF 1985. IN FURTHERANCE OF THIS RELEASE, EXECUTIVE, ON BEHALF OF HIMSELF AND, TO THE EXTENT HE HAS THE POWER OR AUTHORITY TO DO SO, THE EXECUTIVE PARTIES, HEREBY COVENANTS FOREVER NOT TO ASSERT, FILE, PROSECUTE, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY CLAIMS, BEFORE OR WITH ANY COURT OR ANY ARBITRAL OR ADMINISTRATIVE AUTHORITY, AGAINST ANY OF THE COMPANY PARTIES, AND REPRESENTS AND WARRANTS THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN HIS CONTROL, WILL INITIATE ANY SUCH CLAIMS ON HIS BEHALF, AND THAT IF SUCH A CLAIM IS INITIATED, EXECUTIVE SHALL ACCEPT NO BENEFIT THEREFROM.

         5. Additional Agreement. Executive hereby agrees to sign and deliver to Parent the Addendum at the Closing (as defined in the Merger Agreement).

         6. Confidentiality Obligations.

            (a) Executive hereby acknowledges that all trade secrets and confidential or proprietary information of the Company (collectively referred to herein as "Confidential Information") constitute valuable, special and unique assets of the Company's business. Executive agrees that Executive will hold Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Company and Parent and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Executive's own personal benefit or for the benefit of anyone other than the Company and Parent.

            (b) For purposes of this paragraph 6, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by the Company relating to Business Opportunities or Intellectual Property (as hereinafter defined) or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company whether oral or in written form, whether or not included in the Company's Business Records (as hereinafter defined), but shall exclude any information which has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Executive in violation of this Agreement or of Executive's obligations under applicable law) or has been disclosed to any third parties on a non-confidential basis by the Company or any of its representatives; provided, however, that this paragraph 6 shall not be applicable to the extent Executive is required to testify in a judicial or regulatory proceeding, or to produce documents, pursuant to the order of a judge or administrative law judge after Executive has given the Company reasonable notice and opportunity to seek relief from such requirement. The term "Business Opportunities" shall mean all business ideas, prospects, proposals and other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which have been:

                    (i) developed by Executive during the period that Executive has been employed by the Company, or

                    (ii) originated by any third party and brought to the attention of Executive during his employment with the Company.

The term "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Executive prior to his employment with the Company), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which have been discovered, conceived, invented, created, or developed by Executive, alone or with others, during the term of Executive's employment with the Company if such discovery, conception, invention, creation, or development (i) occurred in the course of Executive's employment with the Company, or (ii) occurred with the use of any of the Company's time, materials, or facilities, or (iii) in the reasonable opinion of the Board of Directors of the Company, relates or pertains in any way to the Company's purposes, activities, or affairs.

         7. Non-Compete Obligations. The purpose of the provisions of this paragraph 7 are to protect the Company from unfair loss of goodwill and business advantage and to shield Executive from pressure to use or disclose Confidential Information or to trade on the goodwill belonging to the Company. Accordingly, during the Post Termination Non-Compete Term (as hereinafter defined), Executive will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the boundaries of, or within a 20-mile radius of the boundaries of, any mineral property interest of the Company (including, without limitation, interests under a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) and located in any of Lea County, New Mexico; Gaines County, Texas; Dawson County, Montana; or Latimer, Pittsburg, Canadian, McClain or Grady Counties, Oklahoma; provided, however, that, this paragraph 7 shall not preclude Executive from (i) making personal investments in securities of oil and gas companies if the aggregate amount owned by Executive and all family members and affiliates does not exceed 5% of such company's outstanding equity securities, or (ii) serving as a director, officer or employee of any company (and its successors), if the aggregate amount of securities of such company owned by Executive and all family members and affiliates does not exceed 5% of such company's outstanding equity securities. The term "Post Termination Non-Compete Term" means the one-year period following the Effective Time.

         8. Business Records.

            (a) Executive agrees to promptly deliver to the Company no later than the Effective Time, all documents relating to the business of the Company, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electronic logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals and any other documents relating to the business of the Company (collectively, the "Company's Business Records"), and all copies thereof and therefrom.

            (b) Executive confirms that all of the Company's Business Records (and all copies thereof and therefrom) that are required to be delivered to the Company pursuant to this paragraph 8 constitute the exclusive property of the Company.

            (c) The obligation of confidentiality set forth in paragraph 6 above shall continue notwithstanding Executive's delivery of any such documents to the Company.

         9. Employment Agreements. Each of the Company and Executive represents and warrants that the Employment Agreement and any amendments thereto are attached as exhibits to this Agreement.

         10. False Claims Representations/Cooperation. Executive represents that he has disclosed to the Company and Parent any information he has concerning any conduct involving the Company which he has any reason to believe may be unlawful or to involve any false claims to any United States governmental agency. From and after the Effective Time, Executive promises to cooperate fully in any investigation Parent or the Company undertakes into matters occurring during his employment with the Company. From and after the Effective Time, Executive further agrees to cooperate with Parent and/or the Company as reasonably requested by Parent and/or the Company by responding to questions, attending depositions, administrative proceedings and court hearings, executing documents, and cooperating with Parent and/or the Company and its accountants and legal counsel with respect to business issues, and/or claims and litigation of which he has personal or corporate knowledge. From and after the Effective Time, Executive further agrees, except as required by subpoena or other applicable legal process (after Parent and/or the Company has been given reasonable notice and opportunity to seek relief from such requirement), to maintain, in strict confidence, any information of which he has knowledge regarding current and/or future claims, administrative proceedings and litigation. From and after the Effective Time, Executive agrees, except as required by subpoena or other applicable legal process (after Parent and/or the Company has been given reasonable notice and opportunity to seek relief from such requirement), not to communicate with any party(ies), their legal counsel or others adverse to Parent and/or the Company in any such claims, administrative proceedings or litigation except through Parent's and/or the Company's designated legal counsel. From and after the Effective Time, Executive also shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within his possession and requested by Parent and/or the Company relating to Parent and/or the Company and their subsidiaries and/or their respective operations in order to facilitate the smooth transition of Executive's duties to his successor; provided, however, Executive shall not be required to spend any particular amount of time on behalf of Parent and/or the Company. Parent and/or the Company shall reimburse Executive for any documented out-of-pocket expenses, including but not limited to reasonable legal fees, reasonably incurred by Executive in complying with this paragraph 10, and shall pay Executive a per diem amount, calculated based on Executive's annual base salary in effect immediately prior to the Effective Time, for any periods that Executive makes himself available to Parent and/or the Company pursuant to the foregoing provisions of this paragraph 10.

         11. Mail. From and after the Effective Time, the Company may open and answer, and authorize others to open and answer, all mail communications, and other correspondence addressed to Executive relating to Parent, the Company, Merger Sub, or any of their respective subsidiaries or to Executive's employment with the Company, and Executive shall promptly refer to the Company all inquiries, mail communications, and correspondence received by him relating to Parent, the Company, Merger Sub, or any of their respective subsidiaries or to Executive's employment with the Company. If any such mail, communications or correspondence received by the Company includes any threat of any claim against Executive personally, the Company shall promptly notify Executive thereof. The Company will promptly forward to Executive any of Executive's personal mail, communications or correspondence received by the Company, unopened to the extent it is reasonably ascertained to be of a personal nature.

         12. Notices. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of Directors of the Company at the Company's then principal office, or to Executive at the address set forth on the signature page hereof, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for that purpose in a notice given to the other party in compliance with this paragraph 12. Notices shall be deemed given when received.

         13. Certain Acknowledgements. Executive acknowledges that before entering into this Agreement he has had the opportunity to consult with an attorney or other advisor of his choice, and has done so, and has not relied in connection herewith on legal counsel for the Company. Executive acknowledges that he has entered into this Agreement of his own free will, and that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the terms expressly set forth herein.

         14. Prior Agreements. This Agreement integrates the whole of all agreements and understandings of any sort or character between the parties concerning the subject matter of this Agreement, and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever relating to the subject matter hereof. Further, all prior employment contracts between the parties are superseded by this Agreement. There are no unwritten oral or verbal understandings, agreements, or representations, of any sort whatsoever, between Executive and the Company relating to the subject matter hereof, it being stipulated that the rights of the parties shall be governed exclusively by this Agreement.

         15. Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that specifically waived.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signatures of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

         17. Successor and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to the respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Executive, other than by will or the laws of descent or distribution, or the Company.

         18. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in light of the circumstances in which it is entered into and specifically enforce this Agreement as limited.

         19. Indemnification. EXECUTIVE AGREES, WARRANTS, AND REPRESENTS TO THE COMPANY, PARENT AND MERGER SUB THAT EXECUTIVE HAS FULL EXPRESS AUTHORITY TO RELEASE AND SETTLE ALL CLAIMS THAT ARE THE SUBJECT OF PARAGRAPH 4 OF THIS AGREEMENT AND THAT EXECUTIVE HAS NOT GIVEN OR MADE ANY ASSIGNMENT TO ANYONE, INCLUDING, BUT NOT LIMITED TO, THE EXECUTIVE PARTIES, OF ANY CLAIMS AGAINST ANY PERSON OR ENTITY ASSOCIATED WITH ANY COMPANY PARTIES. TO THE EXTENT THAT ANY CLAIMS RELATED TO THIS AGREEMENT MAY BE BROUGHT BY PERSONS OR ENTITIES CLAIMING BY, THROUGH OR UNDER EXECUTIVE, INCLUDING, BUT NOT LIMITED TO, THE EXECUTIVE PARTIES, THEN EXECUTIVE FURTHER AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS ANY COMPANY PARTY, ITS AGENTS, AND ITS SUCCESSORS FROM ANY LAWSUIT OR OTHER PROCEEDING, JUDGMENT, OR SETTLEMENT ARISING FROM SUCH CLAIMS. EXECUTIVE FURTHER HEREBY ASSIGNS TO THE COMPANY ALL CLAIMS COVERED BY PARAGRAPH 4 HEREOF.

         20. Injunction. Executive hereby expressly acknowledges that any breach or threatened breach by him of any of his obligations set forth in paragraph 4 (General Release and Covenant Not to Sue), paragraph 6 (Confidentiality Obligations) and paragraph 7 (Non-Compete Obligations) of this Agreement may result in significant and continuing injury and irreparable harm to Parent and the Company, the monetary value of which would be impossible to establish. Therefore, Executive agrees that Parent and the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction with respect to such provisions. Further, if Executive violates the covenants and restrictions herein and the Company brings legal action for injunctive or other equitable relief, Executive agrees that the Company shall not be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining such relief. Accordingly, Executive agrees that the provisions in this paragraph 20 shall have a duration determined pursuant to paragraph 7 above, computed from the date the relief is granted. The parties further agree that this provision is a material inducement to the Company to enter into this Agreement.

         21. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without giving effect to principles of conflict of law) and, where applicable, the laws of the United States.

         22. No Right to Additional Compensation. Except as expressly provided in this Agreement or as provided in the Merger Agreement, from and after the Effective Time, neither Parent, the Company, Merger Sub, nor any of their predecessors, successors, assigns or affiliates shall have any further obligation to Executive in connection with the Employment Agreement or Executive's employment by the Company, including, but not limited to, severance, compensation (including, but not limited to, deferred compensation, employment contracts, stock options, bonuses and commissions), health insurance, life insurance, disability insurance, club dues, vehicle allowances, vacation pay, sick pay and any similar obligations.

         23. No Admission. The parties agree that by entering into this Agreement, no party admits to having engaged in any unlawful, wrongful or unconscionable conduct, any such conduct being expressly denied.

         24. Construction. The parties agree that this Agreement was negotiated by the parties and shall not be construed against any party. As used herein, the term "affiliate" shall have the meaning given such term in Rule 405 promulgated under the Securities Act of 1933.

         25. Arbitration. Except with respect to the provisions of this Agreement relating to injunctive and other equitable relief, the parties agree to submit to binding arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes (the "Arbitration") any and all disputes relating to or arising from Executive's employment with the Company, the termination thereof, the Employment Agreement or this Agreement. The arbitrator shall be qualified to hear employment/labor matters. Each party shall be responsible for its respective costs and attorneys' fees incurred in connection with the Arbitration, and the Arbitration fees shall be divided equally between Executive, on the one hand, and the Company, on the other hand. The decision of the Arbitrator shall be binding on the parties and not subject to appeal. Except to the extent required by law, the Arbitration result shall be kept confidential.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by an officer thereof thereunto duly authorized, and Executive has hereunto set his hand on the day and year first above written.



                              HOME-STAKE OIL & GAS COMPANY



                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------









                              CHRIS K. CORCORAN

                              Address:
                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------







                    [SIGNATURE PAGE TO SEPARATION AGREEMENT]

                                    EXHIBIT A

                        ADDENDUM TO SEPARATION AGREEMENT

         This Addendum to Separation Agreement (this "Addendum") supplements the Separation Agreement between Chris K. Corcoran (the "Executive") and Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company"), dated October __, 2000 (the "Separation Agreement"). All capitalized terms used herein that are not defined herein but are defined in the Separation Agreement shall have the meanings assigned to them in the Separation Agreement.

         Executive hereby agrees that paragraph 4 (General Release and Covenant Not to Sue) of the Separation Agreement applies with respect to all Claims, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of the Company Parties may have, arising out of or relating to Executive's employment by the Company or investment in, or relationship or dealing with, the Company or Executive's services as an officer, director or employee of the Company or otherwise relating to the termination of such employment or services, at any time prior to and including the Effective Time.

         Executive acknowledges that the provisions of this Addendum are in addition to, and do not supercede, the provisions in the Separation Agreement.

         IN WITNESS WHEREOF, Executive has hereunto set his hand, this ____ day of _______________, 2000.






                                              ------------------------------
                                              CHRIS K. CORCORAN

                                                                    Exhibit C


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         This Amendment No. 1 to Rights Agreement (this "Rights Agreement Amendment"), dated as of October ___, 2000, is between Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Corporation), and UMB Bank, N.A., as Rights Agent (the "Rights Agent").

                                    RECITALS

         WHEREAS, the Corporation and the Rights Agent are parties to a Rights Agreement, dated as of January 3, 2000 (the "Rights Agreement"); and

         WHEREAS, concurrently herewith, the Corporation, Cortez Oil & Gas, Inc., a Delaware corporation ("Parent"), and Cortez Acquisition Company, an Oklahoma corporation ("Parent Sub"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which Parent Sub will merge with and into the Corporation (the "Merger"); and

         WHEREAS, Parent and Parent Sub are entering into the Merger Agreement in reliance on and in consideration of the terms of this Rights Agreement Amendment; and

         WHEREAS, pursuant to Sections 27 and 28 of the Rights Agreement, the Board of Directors of the Corporation has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Corporation and the Rights Agent desire to evidence such amendment in writing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the Corporation hereby amends the Rights Agreement as follows:

         1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor Parent Sub shall be deemed to be an Acquiring Person solely by virtue of (i) the consummation of the Merger, (ii) the execution of the Merger Agreement, or (iii) the execution of the Stock Voting Agreements."

         2. Amendment of Section 1(v). Section 1(v) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result of (i) the consummation of the Merger,
         (ii) the execution of the Merger Agreement, or (iii) the execution of the Stock Voting Agreements."

         3. Amendment of Section 1. Section 1 of the Rights Agreement is amended to add the following at the end thereof:

                  (z) "Merger" shall mean the merger of the Corporation and Parent Sub pursuant to the Merger Agreement.

                  (aa) "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of October ___, 2000, by and between the Corporation, Parent and Parent Sub.

                  (bb) "Parent" shall mean Cortez Oil & Gas, Inc., a Delaware corporation.

                  (cc) "Parent Sub" shall mean Cortez Acquisition Company, an Oklahoma corporation.

                  (dd) "Stock Voting Agreements" shall mean the separate voting agreements, dated as of October ___, 2000, entered into with Parent by certain of the officers and directors of the Corporation in connection with the Merger."

         4. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the consummation of the Merger, (ii) the execution of the Merger Agreement, or (iii) the execution of the Stock Voting Agreements."

         5. Addition of Section 35. The parties hereto hereby amend the Rights Agreement by adding the following Section 35 to the Rights Agreement:

                  "Section 35. Termination. Simultaneously with the effective time of the Merger, (i) the Rights Agreement shall be terminated and be without any further force or effect, (ii) none of the parties to the Rights Agreement will have any rights, obligations or liabilities thereunder, provided, however, Section 18 of the Rights Agreement shall survive termination of the Rights Agreement, and (iii) the holders of the Rights shall not be entitled to any benefits, rights or other interests under the Rights Agreement, including without limitation the right to purchase or otherwise acquire shares of the Preferred Stock or any other securities of the Corporation."

         6. Effectiveness. This Rights Agreement Amendment shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         7. Severability. If any term, provision, covenant or restriction of this Rights Agreement Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8. Governing Law. This Rights Agreement Amendment shall be deemed to be a contract made under the laws of the State of Oklahoma and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the law of the State of Missouri applicable to contracts made and to be performed entirely within such State.

         9. Counterparts. This Rights Agreement Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement Amendment to be duly executed by their respective authorized officers, all as of the day and year first above written.

                             HOME-STAKE OIL & GAS COMPANY



                             By:
                                -----------------------------------------
                             Name:    Robert C. Simpson
                             Title:   Chief Executive Officer
                                      and President


                             UMB BANK, N.A.



                             By:
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------





                 [SIGNATURE PAGE TO RIGHTS AGREEMENT AMENDMENT]